Filed pursuant to Rule 424(b)(5)

Registration No. 333-283618

Prospectus Supplement

(To Prospectus dated March 10, 2025)

3,193,550 Ordinary Shares

Garden Stage Limited

This is an offering of the securities of Garden Stage Limited (the “Company”, “we”, “our”, “us”, “Garden Stage Limited”), a Cayman Islands exempted company with limited liability. This is a self-underwritten offering of up to 3,193,550 ordinary shares (the “Ordinary Shares”), par value $ 0.0001 per Ordinary Share, directly to select investors pursuant to this prospectus and the accompanying prospectus at an offering price of US$0.31 per Ordinary Share.

Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “GSIW”. On April 8, 2025, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $0.41. During the year immediately prior to the date of this prospectus supplement, the high and low closing prices were US$12.30 and US$0.38 per ordinary share, respectively. We have recently experienced price volatility in our stock. See related risk factors in our most recent annual report on Form 20-F.

The aggregate market value of our outstanding ordinary shares held by non-affiliates or public float, as of the date of April 8, 2025, was approximately $4,425,281.70, which was calculated based on 10,793,370 Ordinary Shares held by non-affiliates and the per share price of $0.41, which was the closing price of our Ordinary Shares on Nasdaq on April 8, 2025.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities being offered pursuant to this prospectus supplement involves a high degree of risk. You should carefully read and consider the “Risk Factors” section of this prospectus supplement, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the prospectus before you make your investment decision.

We are not a PRC or Hong Kong operating company, but a holding company incorporated in the Cayman Islands. As a holding company with no material operations, we conduct all of its operations in Hong Kong through I Win Securities Limited (“I Win Securities”) and I Win Asset Management Limited (“I Win Asset Management”), both incorporated in Hong Kong (I Win Securities and I Win Asset Management are collectively referred as the “Operating Subsidiaries”). The Ordinary Shares offered in this prospectus are shares of Garden Stage Limited, our Cayman Islands holding company, instead of shares of the Operating Subsidiaries. As such, our corporate structure involves unique risks to investors. Investors of our Ordinary Shares do not directly own any equity interests in our Operating Subsidiaries, but will instead own shares of a Cayman Islands holding company. The PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that such event could cause the value of such securities to significantly decline or become worthless. For details, see “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate – The PRC government may intervene or influence the Hong Kong operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ operations in Hong Kong.” on page S-13 of the accompany prospectus.

All of our operations are conducted by the Operating Subsidiaries in Hong Kong. We do not have any operation or maintain office or personnel in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. As advised by our PRC Legal Counsel, Guangdong Wesley Law firm, we and our Operating Subsidiaries’ operations in Hong Kong and our offering of securities in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”). However, we are subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong, having all of its operations to date in Hong Kong and having clients who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals. As of the date of this prospectus supplement, the Chinese government’s recent statements and regulatory actions related to data securities and anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange, because neither the Company nor our Operating Subsidiaries engage in behaviors that are subject to these statements or regulatory actions. The legal and operational risks associated in operating in the PRC also apply to our Operating Subsidiaries’ operations in Hong Kong, should recent statements and regulatory actions by the PRC government apply to issuers based in Hong Kong in the future. In that case, we will face risks associated with regulatory approvals on foreign investment in Hong Kong-based issuers, anti-monopoly regulatory actions, oversight on cybersecurity, data privacy and personal information. Furthermore, new regulatory actions related to data security or anti-monopoly concerns in Hong Kong may be taken in the future, and such regulatory actions may also impact our ability to conduct our business, accept foreign investments, or list on a U.S. or foreign stock exchange. While Hong Kong currently operates under a different set of laws from mainland China, there can be no assurance as to whether the government of Hong Kong will enact laws and regulations similar to mainland China, or whether any laws or regulations of mainland China will become applicable to our operations in Hong Kong in the future, which could be at any time and with no advance notice. PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require us to obtain regulatory approval from PRC authorities before this or any future securities offering. These risks could result in a material adverse change in our Operating Subsidiaries’ business operations and the value of our securities, restrictions in our Operating Subsidiaries’ ability to accept foreign investments, significantly limit or completely hinder our ability to continue to offer securities to investors or continued listing of the Ordinary Shares on the Nasdaq, or cause the value of such securities to significantly decline or become worthless. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or the Operating Subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or the Operating Subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted. For details, see “Item 3. Key Information — D. Risk Factors —Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate— All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to laws and regulations of the Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page 1 of our most recent annual report on Form 20-F.

Specifically, on February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies, stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively, the “Trial Administrative Measures”). Among others, the Trial Administrative Measures provide that PRC domestic companies seeking to offer and list securities (which, for the purposes of the Trial Administrative Measures, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after their application for an overseas listing is submitted. The Trial Administrative Measures came into effect on March 31, 2023. As advised by Guangdong Wesley Law firm , we are not subject to the Trial Administrative Measures because: (1) we and our Operating Subsidiaries were established and operate only in Hong Kong, which is not within the definition of a “domestic company” for the purposes of the Trial Administrative Measures; (2) we do not own any mainland China entity; and (iii) businesses conducted by our Operating Subsidiaries are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. However, given that the Trial Administrative Measures were introduced recently, and that there remain substantial uncertainties surrounding the enforcement thereof, we cannot assure you that, if required, we would be able to complete the filings and/or fully comply with the relevant new rules on a timely basis, if at all. If we are unable to obtain such approvals if required in the future, or inadvertently conclude that such approvals are not required then the value of our Class A Ordinary Shares may depreciate significantly or become worthless.

Furthermore, as more stringent standards have been imposed by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act, (the “HFCAA”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if enacted into law, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive “non-inspection” years instead of three and thus, reduces the time before our securities may be prohibited from trading or delisted. In December 2022, an omnibus spending bill was passed by Congress and later signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCA Act from three consecutive years to two consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor prior to December 15, 2022, Friedman LLP (“Friedman”), had been inspected by the PCAOB on a regular basis in the audit period. Our auditor from December 15, 2022 to January 26, 2024, Marcum Asia CPAs LLP (“Marcum Asia”) is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our current auditor, J&S Associate PLT (“J&S”), is headquartered in Malaysia and subject to the inspections by the PCAOB. None of our current or previous auditors are subject to the Determination Report announced by the PCAOB on December 16, 2021.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 Determination Report. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the our securities. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate — The Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.” on page S-19 of the accompanying prospectus. In addition, we cannot assure you that Nasdaq or other regulatory agencies will not apply additional or more stringent requirements to us. Such uncertainty could cause the market price of the Ordinary Shares to be materially and adversely affected.

Subject to the Companies Act (As Revised) of the Cayman Islands and our amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend it will be able to pay its debts as they become due in the ordinary course of business. For Garden Stage to transfer cash to Operating Subsidiaries, Garden Stage may provide funding to Operating Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. As a holding company, Garden Stage may rely on dividends and other distributions on equity paid by Operating Subsidiaries for its cash and financing requirements. Under Hong Kong law, the Operating Subsidiaries are permitted to provide funding to Garden Stage through dividend distribution without restrictions on the amount of the funds under the condition that dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid to the Operating Subsidiaries. The Operating Subsidiaries have not declared any dividends or made other distributions to Garden Stage as of the date of this prospectus supplement. In the future, cash proceeds raised from financings conducted outside of Hong Kong may be transferred by Garden Stage to the Operating Subsidiaries via capital contribution or shareholder loans, as the case may be. There are currently no such restrictions on foreign exchange or our ability to transfer cash or assets between Garden Stage Limited and its Operating Subsidiaries. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Operating Subsidiaries, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on Operating Subsidiaries’ ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Garden Stage or its Operating Subsidiaries in their transferring or distributing cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of the Operating Subsidiaries to pay dividends or make other distributions to Garden Stage could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends to U.S. investors, or otherwise fund and conduct our business.

In the fiscal years ended March 31, 2024 and 2023 and up to the date of this prospectus supplement, no transfer of cash or other types of assets has been made between Garden Stage Limited and its subsidiaries. We have not declared or made any dividends or other distributions to its shareholders, including U.S. investors, as of the date of the prospectus supplement, nor has any dividends or distributions been made by subsidiaries to Garden Stage, the Cayman Islands holding company in the fiscal years ended March 31, 2024 and 2023 and up to the date of this prospectus supplement. Currently, other than complying with the applicable Hong Kong laws and regulations, we do not have our own cash management policy or procedures that dictate how funds are transferred. We and our subsidiaries do not have any plans to distribute earnings in the foreseeable future. We intend to keep any future earnings to finance the expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. For a more detailed discussion of how cash is transferred among Garden Stage and its subsidiaries, see “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” of this prospectus supplement.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ordinary share	Total
Public offering price	$0.31	$990,000.50
Proceeds, before expenses, to us	$0.31	$990,000.50

We expect that delivery of the ordinary shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about April 9, 2025, subject to customary closing conditions.

The date of this prospectus supplement is April 9, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 5, 2024, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-283618), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on March 10, 2025. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$100,000,000 of any combination, together or separately, of ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, or any combination thereof as described in the accompanying prospectus. We are selling ordinary shares in this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Report of Foreign Private Issuer on Form 6-K into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

S-ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

●	“17 Uno BVI” refers to 17 Uno Limited, a company incorporated under the laws of British Virgin Islands;

●	“AE” refers to an account executive, being licensed representative accredited to I Win Securities to carry out regulated activities, who is self-employed and only entitled to share the brokerage income from the clients referred by him/her;

●	“AUM” refers to the amount of assets under management;

●	“BSS” refers to the Broker Supplied System, being a front office solution either developed in-house by the Stock Exchange Participant or a third-party software package acquired from commercial vendors, enabling the Stock Exchange Participant to connect its trading facilities to the Open Gateway to conduct trading;

●	“CAGR” refers to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

●	“China” or the “PRC” refer to the People’s Republic of China, including Hong Kong and Macau;

●	“Code of Conduct” refers to the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong;

●	“Controlling Shareholder” refers to Oriental Moon Tree Limited, a company incorporated under the laws of British Virgin Islands;

●	“FY 2024” and “FY 2023” are to fiscal year ended March 31, 2024, March 31, 2023, respectively;

●	“Garden Stage” or “Company” are to Garden Stage Limited, an exempted company incorporated with limited liability in the Cayman Islands on August 11, 2022;

●	“HKD” or “HK$” refer to the legal currency of Hong Kong.

●	“HKSCC” refers to the Hong Kong Securities Clearing Company Limited

●	“HKSFC” refers to the Securities and Futures Commission of Hong Kong;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus supplement only;

●	“I Win Asset Management” refers to I Win Asset Management Limited, a company with limited liability under the laws of Hong Kong;

●	“I Win Holdings HK” refers to I Win Holdings Limited, a company with limited liability under the laws of Hong Kong;

●	“I Win Securities” refers to I Win Securities Limited, a company with limited liability under the laws of Hong Kong;

S-iii

●	“Licensed Representative(s)” refers to an individual who is granted a license under section 120(1) or 121(1) of the SFO to carry on one or more than one regulated activity;

●	“Listing Rules” refers to the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong, as amended, supplemented or otherwise modified from time to time;

●	“Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus supplement only;

●	“Ordinary Shares” refers to the ordinary shares of the Garden Stage Limited, par value of US$0.0001 per share;

●	“Operating Subsidiaries” refers to I Win Securities and I Win Asset Management, the indirectly wholly-owned subsidiaries of Garden Stage, unless otherwise specified;

●	“PRC government” or “Chinse government” are to the government of Mainland China for the purposes of this prospectus supplement only;

●	“Responsible Officer(s)” or “RO” refer to a Licensed Representative who is also approved as a responsible officer under section 126 of the SFO to supervise one or more than one regulated activity of the licensed corporation to which he/she is accredited;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“SFO” refers to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

●	“Stock Exchange” or “SEHK” refer to the Stock Exchange of Hong Kong Limited;

●	“Stock Exchange Trading Right” refers to the right to be eligible to trade on or through the Stock Exchange as a Stock Exchange Participant and entered as such a right in a list, register or roll kept by the Stock Exchange;

●	“Stock Exchange Participant(s)” refers to corporation(s) licensed to carry on Type 1 (dealing in securities) regulated activity under the SFO who, in accordance with the rules of the Stock Exchange, may trade on or through the Stock Exchange and whose name(s) is/are entered in a list, register or roll kept by the Stock Exchange as person(s) who may trade on or through the Stock Exchange;

●	“US$” or “U.S. dollars” refer to the legal currency of the United States; and

●

“we,” “us,” “our,” “the Company” and “Garden Stage” are to Garden Stage Limited, an exempted company incorporated with limited liability in the Cayman Islands on August 11, 2022, and does not include its subsidiaries, 17 Uno BVI, I Win Holdings HK, I Win Securities, and I Win Asset Management. Where appropriate, we shall refer to the subsidiaries by their legal names, collectively as “our subsidiaries”, or “Operating Subsidiaries” when we refer to our operating entities, as the case may be, and clearly identify the entity in which investors are purchasing an interest;

S-iv

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products and services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus supplement, whether as a result of new information, future events, changes in assumptions, or otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus supplement. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference in this prospectus supplement from the annual report (the “2024 Annual Report”).

Business Overview

We, through our Operating Subsidiaries, are a Hong Kong-based financial services provider principally engaged in the provision of (i) placing and underwriting services; (ii) securities dealing and brokerage services; (iii) asset management services; and (iv) investment advisory services. Our operation is carried out through our wholly-owned Operating Subsidiaries: a) I Win Securities, which is licensed to conduct Type 1 (dealing in securities) regulated activities under the SFO in Hong Kong, and b) I Win Asset Management, which is licensed to conduct Type 4 (advising on securities) and Type 9 (asset management) regulated activities under the SFO in Hong Kong. I Win Securities is the Stock Exchange Participant and holds one Stock Exchange Trading Right. I Win Securities is a participant of the HKSCC.

The table below sets forth the licenses obtained by our Operating Subsidiaries under the jurisdiction of Hong Kong.

License type and trading right	Entity name
HKSFC Type 1 License – Dealing in securities	I Win Securities
HKSFC Type 4 License – Advising on securities	I Win Asset Management
HKSFC Type 9 License – Asset management	I Win Asset Management
Stock Exchange Participants (Participant ID: 02092)	I Win Securities
HKSCC Participants (Participant ID: B02092)	I Win Securities

The service offerings of our Operating Subsidiaries mainly comprise the following:

●	Underwriting and Placing Services: I Win Securities acts as (i) book runner, lead manager, or underwriter of listing applicants in IPOs or other fundraising activities; and (ii) placing agent of listed companies in connection with their issuance or sale of securities, in return for underwriting and/or placing commission. I Win Securities also charges investors a brokerage commission when they subscribe for or acquire securities in respect of offerings of listed issuers who engaged I Win Securities to provide placing and underwriting services in respect of the relevant securities.

●	Securities Dealing and Brokerage Services: I Win Securities provides securities dealing and brokerage services for trading in securities on the Hong Kong Stock Exchange and in other overseas markets. I Win Securities also acts as an intermediary between buyers and sellers of securities listed on the Main Board and GEM of the Hong Kong Stock Exchange and facilitate the clients’ trading of securities listed on selected overseas stock exchanges, including the United States, in return for brokerage commission income. Ancillary to I Win Securities’ securities brokerage and dealing services, I Win Securities also provides nominee services, custodian services, scrip handling services and handling services for corporate actions to our brokerage clients. At the same time, I Win Securities also facilitates the subscriptions to IPOs and secondary placings, either conducted by Hong Kong issuers who engage I Win Securities for placing and underwriting services or conducted by other financial services providers in Hong Kong.

●	Advisory Services: We provide investment advisory services to our clients through I Win Securities, which is licensed with the SFC to carry on type 4 (advising on securities) regulated activity. We act as investment advisors to our clients and provide them with (i) investment advice incidental to our securities trading services; and (ii) investment consultancy and advisory whereby we render investment research and financial and investment related advisory services to our customers in return for a fixed monthly fee.

●	Asset Management Services: I Win Asset Management offers discretionary account management and fund management services that cater to different investment objectives of our Operating Subsidiaries’ clients.

Our revenues were US$1.4 million and US$3.3 million for the years ended March 31, 2024 and 2023, respectively. We recorded net loss of US$4.7 million and US$0.2 million for the years ended March 31, 2024 and 2023, respectively. We plan to keep our business growing by strengthening the securities brokerage, underwriting and placement services and develop our asset management business and margin financing services. Our diversified business portfolio allows our Operating Subsidiaries to create synergies between our business lines, generate new business opportunities for each business segment and provide integrated financial services to clients.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	A proven and experienced management team consisting of industry veterans;

●	Established and strong relationship with our clients and stable client base; and

●	Synergies among our different lines of services that generate diversified and stable sources of revenue.

Growth Strategies

Our business model and competitive strengths provide us with multiple avenues for growth. We intend to execute the following key strategies:

●	Strengthening our placing and underwriting services;’

●	Expanding our securities dealing and brokerage market presence in relation to the United States exchanges;

●	Developing our securities margin financing services;

●	Enhancing and developing our asset management business; and

●	Enhancing our IT systems.

Corporate History and Structure

Garden Stage Limited was incorporated on August 11, 2022 under the Cayman Islands law. Prior to the Reorganization as described below, we historically conducted our business through I Win Holdings Limited (“I Win Holdings HK”), a company incorporated under the laws of Hong Kong, and its subsidiaries, namely, I Win Securities Limited (“I Win Securities”) and I Win Asset Management Limited (“I Win Asset Management”), both incorporated under the laws of Hong Kong.

On November 10, 2016, I Win Securities has been established as a company with limited liability under the laws of Hong Kong and commenced our securities brokerage and underwriting and placing business. I Win Securities was licensed by the HKSFC to undertake Type 1 (dealing in securities) regulated activity on July 19, 2017. To expand our services into asset management services, on March 25, 2020, I Win Asset Management has been established as a company with limited liability under the laws of Hong Kong. I Win Asset Management obtained the relevant HKSFC licenses to undertake Type 4 (advising on securities) and Type 9 (asset management) regulated activities on January 25, 2021.

On March 25, 2020, I Win Holdings HK was also incorporated under the laws of Hong Kong as the holding company of I Win Securities and I Win Asset Management.

On June 6, 2022, HKSFC approved I Win Holdings HK to become the holding company of I Win Securities and I Win Asset Management. Subsequently, pursuant to the June 6, 2022 HKSFC approval, on June 24, 2022, I Win Holdings HK acquired 100% of the equity interest of I Win Securities and I Win Asset Management and became their holding company.

Pursuant to the Reorganization in April 2023 as described below, Garden Stage Limited have become the holding company of I Win Holdings HK and its subsidiaries. Upon completion of the Reorganization, our group of companies comprises Garden Stage Limited, 17 Uno Limited (“17 Uno BVI”), I Win Holdings HK, I Win Securities, and I Win Asset Management.

The Reorganization

We refer to all these following events as the “Reorganization”.

As part of the Reorganization, on August 11, 2022, we formed Garden Stage. Upon the incorporation of Garden Stage Limited on August 11, 2022, Garden Stage Limited issued 1 ordinary shares to Oriental Moon Tree Limited, for a consideration of US$1.00. On August 17, 2022, the wholly-owned British Virgin Islands subsidiary of Garden Stage, 17 Uno BVI was then incorporated on August 17, 2022, as the proposed intermediate holding of I Win Holdings HK as part of the Reorganization. On November 21, 2022, Garden Stage Limited executed a shareholder resolution to change the par value of the Ordinary Shares from US$1.00 to $0.0001, a 10,000 for 1 share subdivision (“Share Subdivision”). Upon the Share Subdivision, the one issued and outstanding Ordinary Share held by Oriental Moon Tree Limited was sub-divided into 10,000 Ordinary Shares of par value of US$0.0001 each. Pursuant to such resolution, the authorized share capital of Garden Stage Limited was US$50,000 divided into 500,000,000 Ordinary Shares with a nominal or par value of US$0.0001 each, in accordance with section 13 of the Cayman Islands Companies Act.

Since I Win Securities and I Win Asset Management are HKSFC-licensed corporations, prior approval from the HKSFC is required for any company or individual to become a holding company or the substantial shareholder of an HKSFC-licensed corporation. On September 2, 2022, the New Substantial Shareholder Application was submitted to the HKSFC, in which 17 Uno BVI, Garden Stage, and Oriental Moon Tree are to become the substantial shareholders of I Win Securities and I Win Asset Management. The HKSFC approvals were obtained on January 26, 2023 (the “January 26 HKSFC approval”).

Pursuant to the January 26 HKSFC approval, the Reorganization was completed in April 2023. Pursuant to the Reorganization, on April 3, 2023, Garden Stage acquired, through 17 Uno BVI, all of the issued equity interests of I Win Holdings HK, from the existing shareholders of I Win Holdings HK, namely, Courageous Wealth Limited, Lobster Financial Holdings Limited, Capital Hero Global Limited, Smark Holding Limited, and Gulu Gulu Limited, in cash consideration of HK$1,000 in aggregate. In April 2023, in connection with the Reorganization, Garden Stage Limited allotted and issued:

(a)	additional 80,000 Ordinary Shares at the par value of US$0.0001 to Oriental Moon Tree Limited on April 3, 2023; and

(b)	additional 11,385,000 Ordinary Shares at the par value of US$0.0001 to Oriental Moon Tree Limited on April 20, 2023.

Upon completion of the Reorganization, I Win Securities and I Win Asset Management, our Operating Subsidiaries, have become the indirect wholly-owned subsidiaries of Garden Stage through 17 Uno BVI and I Win Holding HK.

Pre-IPO Investment

On July 22, 2022, I Win Holdings HK entered into Investment Agreement with State Wisdom Holdings Limited (“State Wisdom Holdings”), as varied by the Supplemental Investment Agreement entered into on November 22, 2022 and a further Supplemental Investment Agreement entered into on April 3, 2023. Pursuant to aforesaid agreements, State Wisdom Holdings to acquire Ordinary Shares representing 5% of the entire issued share capital of Garden Stage Limited upon and at the time of the completion of the Reorganization, at a subscription consideration of HK$3,120,000 (approximately US$397,454), and I Win Holdings HK shall procure Garden Stage Limited to allot and issue the corresponding amount of Ordinary Shares of Garden Stage Limited to State Wisdom Holdings.

On July 22, 2022, I Win Holdings HK entered into Investment Agreement with Bliss Tone Limited (“Bliss Tone”), as varied by the Supplemental Investment Agreement entered into on November 22, 2022 and a further Supplemental Investment Agreement entered into on April 3, 2023. Pursuant to Investment Agreements, Bliss Tone to acquire Ordinary Shares of representing 5% of the entire issued share capital of Garden Stage Limited upon and at the time of the completion of the Reorganization, at a subscription consideration of HK$3,120,000 (approximately US$397,454), and I Win Holdings HK shall procure Garden Stage Limited to allot and issue the corresponding amount of Ordinary Shares of Garden Stage Limited to Bliss Tone.

According to Investment Agreements and Supplemental Investment Agreements between I Win Holdings HK, Bliss Tone, and State Wisdom Holdings, as part of the Reorganization, Garden Stage allotted and issued:

(a)	5,000 Ordinary Shares to State Wisdom Holdings on April 3, 2023;

(b)	5,000 Ordinary Shares to Bliss Tone on April 3, 2023;

(c)	632,500 Ordinary Shares to State Wisdom Holdings on April 20, 2023; and

(d)	632,500 Ordinary Shares to Bliss Tone on April 20, 2023.

The subscription of Ordinary Shares by State Wisdom Holdings and Bliss Tone were completed on April 20, 2023.

Initial Public Offering

On December 5, 2023, the Company closed its initial public offering of 2,500,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share; and the underwriters to the Company’s initial public offering had exercised the Over-Allotment Option in full to purchase an additional 375,000 Ordinary Shares, on December 4, 2023, prior to the closing of the initial public offering. The gross proceeds received from the initial public offering totaled US$11.5 million. Company’s Ordinary Shares began trading on December 1, 2023 on the Nasdaq Capital Market under the ticker symbol “GSIW.”

Together with Company’s initial public offering, Bliss Tone Limited, State Wisdom Holdings Limited, and Oriental Moon Tree Limited, the existing shareholders of the Company, have registered the resale of up to 1,750,000 Ordinary Share pursuant to the registration statement on Form F-1 initially filed by the Company with the SEC on June 30, 2023 (File No. 333-273053), which was declared effective on November 30, 2023. Of which, Bliss Tone offered to sell 637,500 Ordinary Shares, State Wisdom Holdings Limited offered to sell 637,500 Ordinary Shares, and Oriental Moon Tree Limited offered to sell 475,500 Ordinary Shares.

Resale Offering by Oriental Moon Tree Limited

On August 9, 2024, the Company filed the registration statement on Form F-1 with the SEC (File No. 333-281427) (as amended, the “Resale Prospectus”), which was declared effective on August 27, 2024, for the Controlling Shareholder of the Company, Oriental Moon Tree Limited to register its existing shareholding of an aggregate of 1,750,000 Ordinary Shares to be sold pursuant to the Resale Prospectus.

Our Subsidiaries and Business Functions

The following diagram illustrates our corporate structure:

17 Uno BVI was incorporated under the laws of British Virgin Islands to be the intermediate holding company of I Win Holdings HK on August 17, 2022 as part of the Reorganization. I Win Holdings HK was incorporated under the laws of Hong Kong as the holding company of I Win Asset Management and I Win Securities on March 25, 2020. On June 6, 2022, HKSFC approved I Win Holdings HK to be the substantial shareholder of I Win Securities and I Win Asset Management. On June 24, 2022, I Win Holdings HK acquired 100% of the equity interest of I Win Securities and I Win Asset Management and has become their holding company.

I Win Securities was established in accordance with laws and regulations of Hong Kong on November 10, 2016. With a registered capital of HKD 15,000,000 (approximately US$1.9 million) currently, I Win Securities is a limited liability corporation licensed with HKSFC to undertake Type 1 (dealing in securities) regulated activity.

I Win Asset Management was established in accordance with laws and regulations of Hong Kong on March 25, 2020. With a registered capital of HKD 900,000 (approximately US$0.1 million) currently, I Win Asset Management is a limited liability corporation licensed with the HKSFC to undertake Type 4 (advising on securities) and Type 9 (asset management) regulated activities.

Regulatory Permissions to Operate Business and for the Offering of Securities to Foreign Investors

Save as disclosed below, other than those requisite for a domestic company in Hong Kong engaged in the same business, we are not required to obtain any additional permission from any Hong Kong authorities.

Save as disclosed below, as of the date of this prospectus supplement, the Operating Subsidiaries have received from Hong Kong authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted by them in Hong Kong, and no permission or approval has been denied. Due to the licensing requirements of the HKSFC, I Win Securities and I Win Asset Management are required to obtain necessary licenses to conduct their business in Hong Kong and their business and responsible personnel are subject to the relevant laws and regulations and the respective rules of the HKSFC.

I Win Securities is currently licensed under the SFO to carry on Type 1 (dealing in securities) regulated activities in Hong Kong, and I Win Asset Management is currently licensed under the SFO to carry on Type 4 (advising on securities) and Type 9 (asset management) regulated activities in Hong Kong.

These licenses have no expiration date and will remain valid unless they are suspended, revoked, or canceled by the HKSFC. We pay standard governmental annual fees to the HKSFC and are subject to continuing regulatory obligations and requirements, including the maintenance of minimum paid-up share capital and liquid capital, maintenance of segregated accounts, and submission of audited accounts and other required documents, among others.

Up to the date of the prospectus supplement, we and our Operating Subsidiaries had obtained all requisite licenses, permits and certificates necessary to conduct our operations and we had complied with all applicable laws, regulations, rules, codes and guidelines in Hong Kong in connection with our business and operation in all material respects. Neither we nor any of our subsidiaries are required to obtain any permission or approval from Hong Kong authorities to offer the securities of Garden Stage to investors. See “Item 4. Information on the Company - B. Business Overview - Regulation - Regulations Related to our Business Operation in Hong Kong.” in our 2024 Annual Report, which is incorporated herein by reference, for the detailed discussion in relation to the regulations we face to operate our business.

Regulatory Development in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over the future offerings conducted overseas and/or foreign investment in issuers like us.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, which, among other things, requires the relevant governmental authorities to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information, and to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” or “PIPL”, which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant PRC government authorities issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, failing which we may be fined between RMB 1 million and RMB 10 million.

Garden Stage is a holding company incorporated in the Cayman Islands with operating entities solely based in Hong Kong, and it does not have any subsidiary or VIE in Mainland China or intend to acquire any equity interest in any domestic companies within Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, we are headquartered in Hong Kong with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens and all of our revenues and profits are generated by our subsidiaries in Hong Kong.

As advised by Guangdong Wesley Law Firm, our counsel with respect to PRC legal matters, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures currently does not have an impact on our business, operations or this offering, and our operations in Hong Kong and future offerings in the United States are not subject to the review or prior approval of the CAC, the CSRC, or any other PRC regulatory authorities. Because: (i) our Hong Kong subsidiaries were incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus supplement, our Operating Subsidiaries have in aggregate collected and stored personal information of less than one million users; (iii) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong, and we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus supplement, neither of our Operating Subsidiaries has been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Moreover, as advised by Guangdong Wesley Law Firm, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus supplement and subject to interpretations of these laws and regulations that may be adopted by PRC government authorities, as advised by Guangdong Wesley Law Firm, neither we, nor our Operating Subsidiaries in Hong Kong are currently required to obtain any permission or approval from the PRC government authorities, including the CSRC and CAC, to operate our business, list on the U.S. exchanges, or offer the securities to foreign investors. As of the date of this prospectus supplement, neither we nor our Operating Subsidiaries have ever applied for any such permission or approval.

However, as further advised by Guangdong Wesley Law Firm, given the uncertainties arising from the PRC and Hong Kong legal systems, including uncertainties regarding the interpretation and enforcement of the PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and other regulations. Since the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If any of our Operating Subsidiaries (i) does not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (ii) inadvertently concluded that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and any of our Operating Subsidiaries is required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless. In addition, if we do not receive or maintain our existing licenses, or we inadvertently conclude that governmental approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause our securities to significantly decline in value or become worthless. See Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate — “All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to the PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws and regulations may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page S-12, and “If we and/or our subsidiaries were to be required to obtain any permission or approval from or complete any filing procedure with the China Securities Regulatory Commission, the CAC, or other PRC governmental authorities in connection with the initial public offering (“IPO”) or future follow-on offerings under PRC laws, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected.” on page S-14.

Transfers of Cash to and from Our Subsidiaries

In the fiscal years ended March 31, 2024 and 2023 and up to the date of this prospectus supplement, no transfer of cash or other types of assets has been made between Garden Stage and its subsidiaries. Garden Stage has not declared or made any dividends or other distributions to its shareholders, including U.S. investors, as of the date of the prospectus supplement, nor has any dividends or distributions been made by subsidiaries to Garden Stage, the Cayman Islands holding company in the fiscal years ended March 31, 2024 and 2023 and up to the date of this prospectus supplement.

Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. Cash dividends on our Ordinary Shares, if any, will be paid in U.S. dollars.

For Garden Stage Limited to transfer cash to its subsidiaries, Garden Stage is permitted under the laws of the Cayman Islands to provide funding to its subsidiaries incorporated in the British Virgin Islands and Hong Kong through loans or capital contributions without restrictions on the amount of the funds. According to the BVI Business Companies Act 2004 (as revised), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, such company’s assets do not exceed its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus supplement.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions on foreign exchange and there are no limitations on the abilities of Garden Stage Limited to transfer cash to or from our subsidiaries or to investors under Hong Kong Law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Garden Stage Limited and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our subsidiaries to Garden Stage Limited and U.S. investors and amounts owed. Garden Stage has not established cash management policies that dictate how funds are transferred.

There are currently no such restrictions on foreign exchange or our ability to transfer cash or assets between Garden Stage Limited and its Operating Subsidiaries. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Operating Subsidiaries, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on Operating Subsidiaries’ ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Garden Stage or its Operating Subsidiaries in their transferring or distributing cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of the Operating Subsidiaries to pay dividends or make other distributions to Garden Stage could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends to U.S. investors, or otherwise fund and conduct our business.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments, in our Amended and Restated Memorandum and Articles of Association and in the Companies Act.

Holding Foreign Company Accountable Act

As more stringent standards have been imposed by the SEC and the Public Company Accounting Oversight Board, the PCAOB, our securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, which amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive “non-inspection” years instead of three and thus, reduces the time before our securities may be prohibited from trading or delisted. In December 2022, an omnibus spending bill was by Congress and later signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCAA from three consecutive years to two consecutive years. Pursuant to the HFCAA, on December 16, 2021, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

Our auditor prior to December 15, 2022, Friedman LLP (“Friedman”), had been inspected by the PCAOB on a regular basis in the audit period. Our auditor from December 15, 2022 to January 26, 2024, Marcum Asia CPAs LLP (“Marcum Asia”) is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our current auditor, J&S Associate PLT (“J&S”), is headquartered in Malaysia and subject to the inspections by the PCAOB. None of our current or previous auditors are subject to the Determination Report announced by the PCAOB on December 16, 2021.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, or the MOF, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if needed. In the event the PCAOB later determines that it is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the U.S. stock exchange. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — The Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page S-19. In addition, we cannot assure you that Nasdaq or other regulatory agencies will not apply additional or more stringent requirements to us. Such uncertainty could cause the market price of the Ordinary Shares to be materially and adversely affected.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Corporate Information

Our principal executive office is located at 30th Floor, China Insurance Group Building, 141 Des Voeux Road Central, Central, Hong Kong. Our telephone number at this address is +852 2688 6333. Our registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd., P.O. Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our websites are https://www.iwinsec.com and http://www.gardenstage-ky.com. The information contained on our websites is not a part of this prospectus supplement.

The Offering

Securities offered by us pursuant to this prospectus supplement	3,193,550 Ordinary Shares

Offering price	$0.31 per Ordinary Share

Total ordinary shares outstanding before this offering	20,431,450 Ordinary Shares

Total ordinary shares outstanding immediately after this offering	23,625,000 Ordinary Shares

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-22 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-12 of this prospectus supplement, on page 13 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our Ordinary Shares are listed on Nasdaq under the symbol “GSIW.”

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus supplement or the accompanying prospectus, together with all of the other information contained in this prospectus supplement or the accompanying prospectus. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus supplement. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in China.

Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate

All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to the PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws and regulations may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Our Operating Subsidiaries are located and operate their business in Hong Kong, a special administrative region of the PRC. Although a portion of our customers are individuals from Mainland China or companies that have shareholders and directors that are individuals from Mainland China, our Operating Subsidiaries does not have operations in Mainland China or is not regulated by any regulator in Mainland China. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remain regulatory and legal uncertainty with respect to the implementation of the PRC laws and regulations to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the PRC laws and regulations to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiaries in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons. In the event that we or our Hong Kong Operating Subsidiaries were to become subject to the PRC laws and regulations, it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to the operations in Hong Kong in the future, and we face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a companies like our Operating Subsidiaries and us, given the substantial operations of our Operating Subsidiaries in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiaries’ operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives of the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention;

●	cause devaluation of our securities or delisting; and,

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

The PRC government may intervene or influence the Hong Kong operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ operations in Hong Kong.

As a company mainly conducting business in Hong Kong, a special administrative region of China and our subsidiaries’ clients include mainland China residents, our subsidiaries’ business and our prospects, financial condition, and results of operations may be influenced to a significant degree by political, economic, and social conditions in China generally. The PRC government may intervene or influence the operations in mainland China of an offshore holding company at any time, which, if extended to our subsidiaries’ operations in Hong Kong, could result in a material adverse change to our subsidiaries’ operations. The PRC government has recently indicated an intent to exert more oversight and control over listings conducted overseas and/or foreign investment in issuers based in mainland China. For instance, on July 6, 2021, the relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, which emphasized the need to strengthen the supervision over overseas listings by companies in mainland China. We cannot assure you that the oversight will not be extended to companies operating in Hong Kong like us and any such action may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ Hong Kong operations, and damage our reputation.

Our subsidiaries’ business, our financial condition and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future PRC laws and regulations which may become applicable to our subsidiaries.

We have no operations in Mainland China. However, our Operating Subsidiaries are located and operate in Hong Kong, a special administrative region of the PRC, there is no guarantee that if certain existing or future PRC laws become applicable to our subsidiaries, it will not have a material adverse impact on our subsidiaries’ business, financial condition and results of operations and/or our ability to offer or continue to offer securities to investors.

Except for the Basic Law of the Hong Kong Special Region of the People’s Republic of China (“Basic Law”), national laws of mainland China (“National Laws”) do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National Laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. PRC laws and regulations relating to data protection, cyber security and the anti-monopoly have not been listed in Annex III and thus they may not apply directly to Hong Kong.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to our subsidiaries, we may be subject to the risks and uncertainties associated with the legal system in mainland China, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice. We may also become subject to the PRC laws and regulations to the extent our subsidiaries commence business and customer facing operations in mainland China as a result of any future acquisition, expansion or organic growth. There is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our operating subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

If we and/or our subsidiaries were to be required to comply with cybersecurity, data privacy, data protection, or any other PRC laws and regulations related to data and we and/or our subsidiaries cannot comply with such PRC laws and regulations, our subsidiaries’ business, financial condition, and results of operations may be materially and adversely affected.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other PRC laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization. These laws and regulations may restrict our subsidiaries’ business activities and require us and/or our subsidiaries to incur increased costs and efforts to comply, and any breach or noncompliance may subject us and/or our subsidiaries to proceedings against such entity(ies), damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our subsidiaries’ business and our financial condition and results of operations. As the laws and regulations related to cybersecurity, data privacy, and data protection in mainland China where our subsidiaries do not have operations are relatively new and evolving, and their interpretation and application may be uncertain, it is still unclear if we and/or our subsidiaries may become subject to such new laws and regulations.

The PRC Data Security Law, or the Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, it applies to data processing activities within the territory of mainland China as well as data processing activities conducted outside the territory of mainland China which jeopardize the national interest or the public interest of China or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this Annual Report, we do not have any operation or maintain any office or personnel in mainland China, and we have not conducted any data processing activities which may endanger the national interest or the public interest of China or the rights and interest of any Chinese organization and citizens. Therefore, we do not believe that the Data Security Law is applicable to us.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. According to Article 3 of the Personal Information Protection Law, it is applied not only to personal information processing activities carried out in the territory of mainland China but also to personal information processing activities outside the mainland China for the purpose of offering products or services to domestic natural persons in the territory of mainland China. The offending entities could be ordered to correct, or to suspend or terminate the provision of services, and face confiscation of illegal income, fines or other penalties. As our subsidiaries’ services are provided in Hong Kong, Cayman Islands, British Virgin Islands and the U.S. rather than in the mainland China to clients worldwide, including but not limited to clients of mainland China who visit our offices in these locations, we take the view that we and our subsidiaries are not subject to the Personal Information Protection Law.

On July 7, 2022, the CAC issued the Measures for Security Assessment of Outbound Data Transfer, or the Measures, which took effect on September 1, 2022. According to the Measures, in addition to the self-risk assessment requirement for provision of any data outside mainland China, a data processor shall apply to the competent cyberspace department for data security assessment and clearance of outbound data transfer in any of the following events: (i) outbound transfer of important data by a data processor; (ii) outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii) outbound transfer of personal information by a data processor which has made outbound transfers of more than one hundred thousand users’ personal information or more than ten thousand users’ sensitive personal information cumulatively since January 1 of the previous year; (iv) such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC. We and our subsidiaries have not collected, stored, or managed any personal information in mainland China. therefore, we believe that the Measures is not applicable to us.

However, given the recency of the issuance of the above PRC laws and regulations related to cybersecurity and data privacy, we and our subsidiaries still face uncertainties regarding the interpretation and implementation of these laws and regulations and we could not rule out the possibility that any PRC governmental authorities may subject us and/or our subsidiaries to such laws and regulations in the future. If they are deemed to be applicable to us and/or our subsidiaries, we cannot assure you that we and our subsidiaries will be compliant with such new regulations in all respects, and we and/or our subsidiaries may be ordered to rectify and terminate any actions that are deemed illegal by the PRC governmental authorities and become subject to fines and other government sanctions, which may materially and adversely affect our subsidiaries’ business and our financial condition and results of operations.

If we and/or our subsidiaries were to be required to obtain any permission or approval from or complete any filing procedure with the CSRC, the CAC, or other PRC governmental authorities in connection with the IPO or future follow-on offerings under PRC laws, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected.

The Cybersecurity Review Measures jointly promulgated by the CAC and other relevant PRC governmental authorities on December 28, 2021 required that, among others, “critical information infrastructure” or network platform operators holding over one million users’ personal information to apply for a cybersecurity review before any public offering on a foreign stock exchange. However, this regulation is recently issued and there remain substantial uncertainties about its interpretation and implementation.

We and our subsidiaries do not have any business operation or maintain any office or personnel in mainland China. Based on the assessment conducted by the management, we believe that we and our subsidiaries are not currently required to proactively apply to a cybersecurity review for our IPO or follow-on offerings overseas, on the basis that (i) our subsidiaries are incorporated in Hong Kong, the British Virgin Islands, and other jurisdictions outside of mainland China and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not maintain any office or personnel in mainland China; (ii) except for the Basic Law, the National Laws do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation, and National Laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong, and PRC laws and regulations relating to data protection and cyber security have not been listed in Annex III; (iii) our data processing activities are solely carried out by our overseas entities outside of mainland China for the purpose of offering products or services in Hong Kong and other jurisdictions outside of mainland China; (iv) we and our subsidiaries do not control more than one millions users’ personal information as of the date of this Annual Report; (v) we and our subsidiaries have not received any notice of identifying us as critical information infrastructure from any relevant PRC governmental authorities; and (vi) none of us or our subsidiaries have been informed by any PRC governmental authority of any requirement for a cybersecurity review.

Additionally, we believe that we and our subsidiaries are compliant with the regulations and policies that have been issued by the CAC to date and there was no material change to these regulations and policies since our IPO. However, regulatory requirements on cybersecurity and data security in the mainland China are constantly evolving and can be subject to varying interpretations or significant changes, which may result in uncertainties about the scope of our responsibilities in that regard, and there can be no assurance that the relevant PRC governmental authorities, including the CAC, would reach the same conclusion as us. We will closely monitor and assess the implementation and enforcement of the Cybersecurity Review Measures. If the Cybersecurity Review Measures mandates clearance of cybersecurity and/or data security regulators and other specific actions to be completed by companies like us, we may face uncertainties as to whether we can meet such requirements timely, or at all.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and five supporting guidelines, which took effect on March 31, 2023. The Trial Administrative Measures requires companies in mainland China that seek to offer and list securities overseas, both directly and indirectly, to fulfill the filing procedures with the CSRC. According to the Trial Administrative Measures, the determination of the “indirect overseas offering and listing by companies in mainland China” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by companies in mainland China; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (i) on or prior to the effective date of the Trial Administrative Measures, companies in mainland China that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges shall complete the filing before the completion of their overseas offering and listing; and (ii) companies in mainland China which, prior to the effective date of the Trial Administrative Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges and are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or stock exchange, but have not completed the indirect overseas listing, shall complete the overseas offering and listing before September 30,2023, and failure to complete the overseas listing within such six-month period will subject such companies to the filing requirements with the CSRC.

Based on the assessment conducted by the management, we are not subject to the Trial Administrative Measures, because we are incorporated in the Cayman Islands and our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and other regions outside of mainland China and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the Trial Administrative Measures and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form”. Since our IPO, there was no material change to these regulations and policies. If our offering, including the IPO and future follow-on offerings, and listing were later deemed as “indirect overseas offering and listing by companies in mainland China” under the Trial Administrative Measures, we may need to complete the filing procedures for our offering, including our IPO and future follow-on offerings, and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all.

Since these statements and regulatory actions are new, it is also highly uncertain in the interpretation and the enforcement of the above cybersecurity and overseas listing laws and regulation. There is no assurance that the relevant PRC governmental authorities would reach the same conclusion as us. If we and/or our subsidiaries are required to obtain approval or fillings from any governmental authorities, including the CAC and/or the CSRC, in connection with the listing or continued listing of our securities on a stock exchange outside of Hong Kong or mainland China, it is uncertain how long it will take for us and/or our subsidiaries to obtain such approval or complete such filing, and, even if we and our subsidiaries obtain such approval or complete such filing, the approval or filing could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from or complete the necessary filing procedure with the PRC governmental authorities to conduct offerings or list outside of Hong Kong or mainland China may subject us and/or our subsidiaries to sanctions imposed by the PRC governmental authorities, which could include fines and penalties, suspension of business, proceedings against us and/or our subsidiaries, and even fines on the controlling shareholder and other responsible persons, and our subsidiaries’ ability to conduct our business, our ability to invest into mainland China as foreign investments or accept foreign investments, or our ability to list on a U.S. or other overseas exchange may be restricted, and our subsidiaries’ business, and our reputation, financial condition, and results of operations may be materially and adversely affected.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws, and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiaries. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of our securities.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if the PRC government attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiaries’ business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with the customers.

The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult to enforce in such jurisdictions. We are a company incorporated under the laws of the Cayman Islands.

We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, except for Mr. Kevin GUAN, who is a United States national and resident, all of other directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against the persons who are Hong Kong nationals or residents in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Travers Thorp Alberga, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. Travers Thorp Alberga has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As advised by our Hong Kong counsel, Stevenson, Wong & Co, there is uncertainty as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, but Hong Kong courts are unlikely to entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. The judgment of United States courts will not be directly enforced in Hong Kong.

As further advised by Stevenson, Wong & Co., there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

There are political risks associated with conducting business in Hong Kong.

All of our operations are in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiaries will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

Our auditor prior to December 15, 2022, Friedman, had been inspected by the PCAOB on a regular basis in the audit period. Our auditor from December 15, 2022 to January 26, 2024, Marcum Asia is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our current auditor, J&S, is headquartered in Malaysia and subject to the inspections by the PCAOB. None of our current or previous auditors has been or is subject to the Determination Report announced by the PCAOB on December 16, 2021. We have no current intention of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. Furthermore, the PCAOB is able to inspect the audit workpapers of our Hong Kong subsidiaries, as such workpapers are electronic files possessed by our registered public accounting firms. However, if the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in our securities would be prohibited under the HFCA Act.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in China and Hong Kong and as a result, vacated its December 16, 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. When the PCAOB reassesses its determinations in the future, it could still determine that it is unable to inspect and investigate completely accounting firms based in mainland China and Hong Kong. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. There can be no assurance that we will continue to be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong or if the PCAOB is not able to fully inspect any component of our auditor’s work papers in the future. Delisting of the Ordinary Shares would force holders of the Ordinary Shares to sell their Ordinary Shares. The market price of the Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The Hong Kong regulatory requirement of prior approval for the transfer of shares in excess of a certain threshold may restrict future takeovers and other transactions.

Section 132 of Securities and Futures Ordinance (Cap. 157 of the laws of Hong Kong) (the “SFO”) requires prior approval from the HKSFC for any company or individual to become a substantial shareholder of a HKSFC-licensed corporation in Hong Kong. Under the SFO, a person will be a “substantial shareholder” of a licensed company if he, either alone or with associates, has an interest in, or is entitled to control the exercise of, the voting power of more than 10% of the total number of issued shares of the licensed corporation, or exercises control of 35% or more of the voting power of a company that controls more than 10% of the voting power of the licensed company. Further, all potential parties who will be the new substantial shareholder(s) of the HKSFC-licensed subsidiaries, which are I Win Securities and I Win Asset Management, are required to seek prior approval from the HKSFC. This regulatory requirement may discourage, delay or prevent a change in control of Garden Stage, which could deprive the holders of our Ordinary Shares the opportunity to receive a premium for their Ordinary Shares as part of a future sale and may reduce the price of our Ordinary Shares upon the consummation of a future proposed business combination.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

●	on an actual basis, as derived from our audited consolidated financial statements as of September 30, 2024, which are incorporated by reference into this prospectus supplement; and

●	on a pro forma basis to give further effect to the issuance and sale of 4,806,450 Ordinary Shares on April 8, 2025 at the offering price of US$0.31 per Ordinary Share, after deducting the estimated offering expenses payable by us; and

●	on a pro forma as adjusted basis to give further effect to the issuance and sale of 3,193,550 Ordinary Shares under this offering at the offering price of US$0.31 per Ordinary Share, after deducting the estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

As of September 30, 2024

(All amounts in thousands of USD, except for share and per share data, unless otherwise noted)

	September 30, 2024
	Actual	Pro Forma	Pro Forma as adjusted
	$	$	$
Shareholders’ Equity:
Ordinary shares, 15,625,000 Ordinary Shares outstanding on actual basis, 20,431,450 Ordinary Shares outstanding on a pro forma basis, 23,625,000 Ordinary Shares outstanding on a pro forma as adjusted basis	$1,563	$2,043	$2,362
Additional paid-in capital	14,876,043	16,285,563	17,195,245
Accumulated deficit	(7,943,698)	(7,943,698)	(7,943,698)
Accumulated other comprehensive loss	(32,478)	(32,478)	(32,478)
Total Shareholders’ Equity	$6,901,430	$8,311,430	$9,221,431
Total Capitalization	$6,901,430	$8,311,430	$9,221,431

DILUTION

Our net tangible book value on September 30, 2024 was US$6,594,222, or US$0.42 per Ordinary Share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the issuance and sale of 4,806,450 Ordinary Shares on April 8, 2025 at the offering price of US$0.31 per Ordinary Share and 3,193,550 Ordinary Shares under this offering at an offering price of US$0.31 per Ordinary Share, and after deducting the estimated offering expenses payable by us in connection with the respective issuances, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been US$8,914,233, or US$0.38 per Ordinary Share.

The following table illustrates the net tangible book value dilution per ordinary share to shareholders after the issuance of the ordinary shares in this offering:

Public offering price per ordinary share	US$	0.31
Net tangible book value per ordinary share as of September 30, 2024	US$	0.42
Decrease in pro forma net tangible book value per ordinary share after giving effect to the issuance and sale of 4,806,450 Ordinary Shares on April 8, 2025	US$	(0.03)
Pro forma net tangible book value per ordinary share	US$	0.39
Decrease in pro forma as adjusted net tangible book value per ordinary share after giving effect to the issuance and sale of 3,193,550 Ordinary Shares under this offering	US$	(0.01)
Pro forma as adjusted net tangible book value per ordinary share after this offering	US$	0.38
Net tangible book value dilution per ordinary share to new investors	US$	(0.07)

The foregoing table and discussion is based on 15,625,000 Ordinary Shares outstanding as of September 30, 2024 together with the effect of the issuance and sale of 4,806,450 Ordinary Shares on April 8, 2025 at the offering price of US$0.31 per Ordinary Share and 3,193,550 Ordinary Shares under this offering at an offering price of US$0.31 per Ordinary Share.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options over our ordinary shares.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $910,001 after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Garden Stage Limited is an exempted company incorporated under the Companies Act (Revised) of the Cayman Islands, as amended (the “Cayman Islands Companies Act”). Under our amended and restated memorandum of association, we are authorized to issue 500,000,000 ordinary shares of $0.0001 par value per share. As of April 7, 2025, there were 20,431,450 ordinary shares issued and outstanding.

For a description of our Ordinary Shares, including the rights and obligations attached thereto, please refer to Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended March 31, 2024, which is incorporated by reference herein.

General

All of our issued Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their Ordinary Shares in accordance with our amended and restated memorandum and articles of association.

The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process. If a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$l.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

Listing

Our Ordinary Share are traded on the Nasdaq Capital Market under the ticker symbol “GSIW.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act. Our articles of association provide that the directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available, therefore. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

Voting Rights

Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every shareholder of record present in person or by proxy at a general meeting shall have one vote and on a poll every shareholder of record present in person or by proxy shall have one vote for each share registered in his name in the register of Members.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

Cumulative Voting

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated memorandum and articles of association do not provide for cumulative voting.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our amended and restated memorandum and articles of association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which the accompanying prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may whenever they think fit, and they shall on the requisition of shareholders of the Company holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

No business shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business; two shareholders present in person or by proxy shall be a quorum provided always that if the Company has one shareholder of record the quorum shall be that one shareholder present in person or by proxy. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the shareholders present shall be a quorum.

Meetings of Directors

The directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit. The quorum necessary for the transaction of the business of the directors may be fixed by the directors and unless so fixed shall be two, a Director and his appointed alternate director being considered only one person for this purpose, and if there shall at any time be only a sole Director the quorum shall be one.

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

Shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine and the rights attaching to any issued shares may, subject to the provisions of our amended and restated memorandum and articles of association, by special resolution, be varied so as to provide that such shares are to be or are liable to be so redeemed. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the NASDAQ, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

Changes in Capital

Subject to the Companies Act, we may from time to time by an ordinary resolution of our shareholders:

●	increase the share capital of our Company by new shares of such amount as it thinks expedient;

●	consolidate and divide all or any of our share capital into shares of larger amount than its existing shares of shares;

●	subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect any account or book or document of the Company except as conferred by the Companies Act or authorized by the Directors or by the Company in general meeting. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information” on page S-36.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act and the laws of the Cayman Islands affecting Cayman Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the laws of the Cayman Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.	Under the laws of the Cayman Islands, directors have a fiduciary duty to act honestly in good faith with a view to the company’s best interests. Our directors also have a duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A shareholder has the right to seek damages if a duty owed by the directors is breached.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of Officers and directors. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or wilful default.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.	The ability of Cayman Islands companies to provide in their articles of association for indemnification of officers and directors is limited, insofar as it is not permissible for the directors to contract out of the core fiduciary duties they owe to the company, nor would any indemnity be effective if it were held by the Cayman Islands courts to be contrary to public policy, which would include any attempt to provide indemnification against civil fraud or the consequences of committing a crime.

	Delaware	Cayman Islands
Our articles of association provide to the extent permitted by law, the directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such director, officer or trustee.

Interested Directors	Under Delaware law, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s Memorandum and Articles of Association.

	Delaware	Cayman Islands
Voting Requirements

The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the Memorandum and Articles of Association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

Voting for election of Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Directors are appointed in accordance with the terms of the Memorandum and Articles of Association of the company.

Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	Our currently effective articles of association do not provide for cumulative voting.

Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The Memorandum and Articles of Association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination, appointment and removal of directors and filling of board vacancies are governed by the terms of the Memorandum and Articles of Association.

	Delaware	Cayman Islands
Mergers and Similar Arrangements

Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.

Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Save in certain limited circumstances under the Companies Act of the Cayman Islands, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

	Delaware	Cayman Islands

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. Dissentient members/creditors are entitled to appear and be heard. At the hearing, the Grand Court considers (in light of any opposition) whether:

●   approval of the scheme was reasonable (whether a reasonable member would have approved it);

●   each class was fairly represented at the meeting;

●   the majority acted bona fide without coercion of the minority to promote interests adverse to those of the class;

●   all notice periods were complied with;

●   the resolutions carried by the requisite majority.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●   a company acts or proposes to act illegally or ultra vires;

●   the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●   those who control the company are perpetrating a “fraud on the minority.”

	Delaware	Cayman Islands
Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than the copies of Memorandum and Articles of Association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies) of the company. However, these rights may be provided in the company’s Memorandum and Articles of Association.

Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to table resolutions at a general meeting. However, these rights may be provided in a company’s articles of association. Our articles provide that the directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company. If the directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said 21 days.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.	The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the Memorandum and Articles of Association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the Memorandum and Articles of Association.

Dissolution; Winding Up	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.	Under the Companies Act and our articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus supplement is part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to any of them for any ordinary shares that are sold by them. We have not entered into any underwriting agreement, arrangement, or understanding for the sale of the ordinary shares being offered. In the event we retain a broker who may be deemed an underwriter, we will file a prospectus supplement with the SEC. This offering is intended to be made solely by the delivery of this prospectus supplement and the accompanying subscription agreements to prospective investors. Our officers and directors will sell the shares and intend to offer them to friends, family members, business acquaintances, and interested parties. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Exchange Act.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of their participation;

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

We have entered into securities purchase agreements (the “Securities Purchase Agreements”) with the investors pursuant to which we will sell to the investors Ordinary Shares at the aggregate offering price of US$2,480,000 in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenue.

We entered into the Securities Purchase Agreements directly with the investors on March 14, 2025, and we will only sell to investors who have entered into the Securities Purchase Agreements with us.

We expect that delivery of the Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 26, 2025, subject to customary closing conditions.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus supplement under the laws of the Cayman Islands will be passed upon for us by Travers Thorp Alberga, our counsel as to Cayman Islands law. Ortoli Rosenstadt LLP may rely upon Travers Thorp Alberga with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus supplement are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the years ended March 31, 2024, incorporated by reference in this prospectus supplement have been so included in reliance on the report of J&S Associate PLT, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of &S Associate PLT is located at B-11-14, Megan Avenue II 12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia.

The consolidated financial statements as of and for the year ended March 31, 2023 incorporated by reference in this prospectus supplement have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Penn Plaza Suite 830, New York, NY 10001.

The consolidated financial statements for the year ended March 31, 2022 incorporated by reference in this prospectus supplement have been so included in reliance on the report of Friedman LLP an independent registered public accounting firm, given on their authority as experts in accounting and auditing. Friedman LLP was merged with Marcum LLP on September 1, 2022 and filed its application to withdraw the PCAOB registration on December 30, 2022.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus supplement forms a part of this prospectus supplement, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below:

●	our Annual report on Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on July 31, 2024;

●	our report of foreign private issuer on Form 6-K, furnished to the SEC on December 5, 2023, February 1, 2024, March 28, 2024, April 5, 2024 and January 24, 2025;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on November 30, 2023, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our March 31, 2024 Annual Report contains a description of our business primarily through our subsidiaries in Hong Kong and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus supplement is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus supplement but not delivered with the prospectus supplement (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Garden Stage Limited, 30th Floor, China Insurance Group Building, 141 Des Voeux Road Central, Central, Hong Kong; Tel: +852 2688 6333.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

Garden Stage Limited

$100,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the “Risk Factors’’ section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Ordinary Shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “GSIW”. On December 3, 2024, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $0.61. During the year immediately prior to the date of this prospectus, the high and low closing prices were US$15.99 and US$0.62 per ordinary share, respectively. We have recently experienced price volatility in our stock. See related risk factors in our most recent annual report on Form 20-F.

The aggregate market value of our outstanding ordinary shares held by non-affiliates or public float, as of the date of this prospectus, was approximately $3,652,021.20.20, which was calculated based on 5,986,920 ordinary shares held by non-affiliates and the per share price of $0.61, which was the closing price of our ordinary shares on Nasdaq on December 3, 2024.

We are not a PRC or Hong Kong operating company, but a holding company incorporated in the Cayman Islands. As a holding company with no material operations, we conduct all of its operations in Hong Kong through I Win Securities Limited (“I Win Securities”) and I Win Asset Management Limited (“I Win Asset Management”), both incorporated in Hong Kong (I Win Securities and I Win Asset Management are collectively referred as the “Operating Subsidiaries”). The Ordinary Shares offered in this prospectus are shares of Garden Stage Limited, our Cayman Islands holding company, instead of shares of the Operating Subsidiaries. As such, our corporate structure involves unique risks to investors. Investors of our Ordinary Shares do not directly own any equity interests in our Operating Subsidiaries, but will instead own shares of a Cayman Islands holding company. The PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including that such event could cause the value of such securities to significantly decline or become worthless. For details, see “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate – The PRC government may intervene or influence the Hong Kong operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ operations in Hong Kong.” on page 14.

All of our operations are conducted by the Operating Subsidiaries in Hong Kong. We do not have any operation or maintain office or personnel in Mainland China, nor currently do we have, nor intend to have, any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Mainland China. As advised by our PRC Legal Counsel, Guangdong Wesley Law firm, we and our Operating Subsidiaries’ operations in Hong Kong and our offering of securities in the United States are not subject to the review nor prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”). However, we are subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong, having all of its operations to date in Hong Kong and having clients who are Mainland China individuals or companies that have shareholders or directors that are Mainland China individuals. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to data securities and anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange, because neither the Company nor our Operating Subsidiaries engage in behaviors that are subject to these statements or regulatory actions. The legal and operational risks associated in operating in the PRC also apply to our Operating Subsidiaries’ operations in Hong Kong, should recent statements and regulatory actions by the PRC government apply to issuers based in Hong Kong in the future. In that case, we will face risks associated with regulatory approvals on foreign investment in Hong Kong-based issuers, anti-monopoly regulatory actions, oversight on cybersecurity, data privacy and personal information. Furthermore, new regulatory actions related to data security or anti-monopoly concerns in Hong Kong may be taken in the future, and such regulatory actions may also impact our ability to conduct our business, accept foreign investments, or list on a U.S. or foreign stock exchange. While Hong Kong currently operates under a different set of laws from mainland China, there can be no assurance as to whether the government of Hong Kong will enact laws and regulations similar to mainland China, or whether any laws or regulations of mainland China will become applicable to our operations in Hong Kong in the future, which could be at any time and with no advance notice. PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require us to obtain regulatory approval from PRC authorities before this or any future securities offering. These risks could result in a material adverse change in our Operating Subsidiaries’ business operations and the value of our securities, restrictions in our Operating Subsidiaries’ ability to accept foreign investments, significantly limit or completely hinder our ability to continue to offer securities to investors or continued listing of the Ordinary Shares on the Nasdaq, or cause the value of such securities to significantly decline or become worthless. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or the Operating Subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or the Operating Subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted.  For details, see “Item 3. Key Information — D. Risk Factors —Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate— All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to laws and regulations of the Mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page 1 of our most recent annual report on Form 20-F.

Specifically, on February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies, stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively, the “Trial Administrative Measures”). Among others, the Trial Administrative Measures provide that PRC domestic companies seeking to offer and list securities (which, for the purposes of the Trial Administrative Measures, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after their application for an overseas listing is submitted. The Trial Administrative Measures came into effect on March 31, 2023. As advised by Guangdong Wesley Law firm , we are not subject to the Trial Administrative Measures because: (1) we and our Operating Subsidiaries were established and operate only in Hong Kong, which is not within the definition of a “domestic company” for the purposes of the Trial Administrative Measures; (2) we do not own any mainland China entity; and (iii) businesses conducted by our Operating Subsidiaries are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. However, given that the Trial Administrative Measures were introduced recently, and that there remain substantial uncertainties surrounding the enforcement thereof, we cannot assure you that, if required, we would be able to complete the filings and/or fully comply with the relevant new rules on a timely basis, if at all. If we are unable to obtain such approvals if required in the future, or inadvertently conclude that such approvals are not required then the value of our Class A Ordinary Shares may depreciate significantly or become worthless.

Furthermore, as more stringent standards have been imposed by the Securities and Exchange Commission (the “SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act, (the “HFCAA”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if enacted into law, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive “non-inspection” years instead of three and thus, reduces the time before our securities may be prohibited from trading or delisted. In December 2022, an omnibus spending bill was passed by Congress and later signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCA Act from three consecutive years to two consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our auditor prior to December 15, 2022, Friedman LLP (“Friedman”), had been inspected by the PCAOB on a regular basis in the audit period. Our auditor from December 15, 2022 to January 26, 2024, Marcum Asia CPAs LLP (“Marcum Asia”) is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our current auditor, J&S Associate PLT (“J&S”), is headquartered in Malaysia and subject to the inspections by the PCAOB. None of our current or previous auditors are subject to the Determination Report announced by the PCAOB on December 16, 2021.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 Determination Report. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the our securities. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate — The Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.” on page 20. In addition, we cannot assure you that Nasdaq or other regulatory agencies will not apply additional or more stringent requirements to us. Such uncertainty could cause the market price of the Ordinary Shares to be materially and adversely affected.

Subject to the Companies Act (As Revised) of the Cayman Islands and our amended and restated memorandum and articles of association, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend it will be able to pay its debts as they become due in the ordinary course of business. For Garden Stage to transfer cash to Operating Subsidiaries, Garden Stage may provide funding to Operating Subsidiaries through loans or capital contributions without restrictions on the amount of the funds. As a holding company, Garden Stage may rely on dividends and other distributions on equity paid by Operating Subsidiaries for its cash and financing requirements. Under Hong Kong law, the Operating Subsidiaries are permitted to provide funding to Garden Stage through dividend distribution without restrictions on the amount of the funds under the condition that dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid to the Operating Subsidiaries. The Operating Subsidiaries have not declared any dividends or made other distributions to Garden Stage as of the date of this prospectus. In the future, cash proceeds raised from financings conducted outside of Hong Kong may be transferred by Garden Stage to the Operating Subsidiaries via capital contribution or shareholder loans, as the case may be. There are currently no such restrictions on foreign exchange or our ability to transfer cash or assets between Garden Stage Limited and its Operating Subsidiaries. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Operating Subsidiaries, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on Operating Subsidiaries’ ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Garden Stage or its Operating Subsidiaries in their transferring or distributing cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of the Operating Subsidiaries to pay dividends or make other distributions to Garden Stage could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends to U.S. investors, or otherwise fund and conduct our business.

In the fiscal years ended March 31, 2024 and 2023 and up to the date of this prospectus, no transfer of cash or other types of assets has been made between Garden Stage Limited and its subsidiaries. We have not declared or made any dividends or other distributions to its shareholders, including U.S. investors, as of the date of the prospectus, nor has any dividends or distributions been made by subsidiaries to Garden Stage, the Cayman Islands holding company in the fiscal years ended March 31, 2024 and 2023 and up to the date of this prospectus. Currently, other than complying with the applicable Hong Kong laws and regulations, we do not have our own cash management policy or procedures that dictate how funds are transferred. We and our subsidiaries do not have any plans to distribute earnings in the foreseeable future. We intend to keep any future earnings to finance the expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. For a more detailed discussion of how cash is transferred among Garden Stage and its subsidiaries, see “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” of this prospectus.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February [    ], 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products and services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

iii

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Ordinary Shares. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are incorporated by reference in this prospectus from the annual report (the “2024 Annual Report”).

Prospectus Conventions

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“17 Uno BVI” refers to 17 Uno Limited, a company incorporated under the laws of British Virgin Islands;

●	“AE” refers to an account executive, being licensed representative accredited to I Win Securities to carry out regulated activities, who is self-employed and only entitled to share the brokerage income from the clients referred by him/her;

●	“AUM” refers to the amount of assets under management;

●	“BSS” refers to the Broker Supplied System, being a front office solution either developed in-house by the Stock Exchange Participant or a third-party software package acquired from commercial vendors, enabling the Stock Exchange Participant to connect its trading facilities to the Open Gateway to conduct trading;

●	“CAGR” refers to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

●	“China” or the “PRC” refer to the People’s Republic of China, including Hong Kong and Macau;

●	“Code of Conduct” refers to the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong;

●	“Controlling Shareholder” refers to Oriental Moon Tree Limited, a company incorporated under the laws of British Virgin Islands;

●	“FY 2024” and “FY 2023” are to fiscal year ended March 31, 2024, March 31, 2023, respectively;

●	“Garden Stage” or “Company” are to Garden Stage Limited, an exempted company incorporated with limited liability in the Cayman Islands on August 11, 2022;

●	“HKD” or “HK$” refer to the legal currency of Hong Kong.

●	“HKSCC” refers to the Hong Kong Securities Clearing Company Limited

●	“HKSFC” refers to the Securities and Futures Commission of Hong Kong;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

●	“I Win Asset Management” refers to I Win Asset Management Limited, a company with limited liability under the laws of Hong Kong;

●	“I Win Holdings HK” refers to I Win Holdings Limited, a company with limited liability under the laws of Hong Kong;

●	“I Win Securities” refers to I Win Securities Limited, a company with limited liability under the laws of Hong Kong;

●	“Licensed Representative(s)” refers to an individual who is granted a license under section 120(1) or 121(1) of the SFO to carry on one or more than one regulated activity;

●	“Listing Rules” refers to the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong, as amended, supplemented or otherwise modified from time to time;

●	“Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Ordinary Shares” refers to the ordinary shares of the Garden Stage Limited, par value of US$0.0001 per share;

●	“Operating Subsidiaries” refers to I Win Securities and I Win Asset Management, the indirectly wholly-owned subsidiaries of Garden Stage, unless otherwise specified;

●	“PRC government” or “Chinse government” are to the government of Mainland China for the purposes of this prospectus only;

●	“Responsible Officer(s)” or “RO” refer to a Licensed Representative who is also approved as a responsible officer under section 126 of the SFO to supervise one or more than one regulated activity of the licensed corporation to which he/she is accredited;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“SFO” refers to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended, supplemented or otherwise modified from time to time;

●	“Stock Exchange” or “SEHK” refer to the Stock Exchange of Hong Kong Limited;

●	“Stock Exchange Trading Right” refers to the right to be eligible to trade on or through the Stock Exchange as a Stock Exchange Participant and entered as such a right in a list, register or roll kept by the Stock Exchange;

●	“Stock Exchange Participant(s)” refers to corporation(s) licensed to carry on Type 1 (dealing in securities) regulated activity under the SFO who, in accordance with the rules of the Stock Exchange, may trade on or through the Stock Exchange and whose name(s) is/are entered in a list, register or roll kept by the Stock Exchange as person(s) who may trade on or through the Stock Exchange;

●	“US$” or “U.S. dollars” refer to the legal currency of the United States; and

●	“we,” “us,” “our,” “the Company” and “Garden Stage” are to Garden Stage Limited, an exempted company incorporated with limited liability in the Cayman Islands on August 11, 2022, and does not include its subsidiaries, 17 Uno BVI, I Win Holdings HK, I Win Securities, and I Win Asset Management. Where appropriate, we shall refer to the subsidiaries by their legal names, collectively as “our subsidiaries”, or “Operating Subsidiaries” when we refer to our operating entities, as the case may be, and clearly identify the entity in which investors are purchasing an interest;

Garden Stage is a holding company with operations conducted in Hong Kong through its Operating Subsidiaries, using Hong Kong dollars. The reporting currency is U.S. dollars. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income statement accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in other comprehensive income (loss). Gains or losses resulting from foreign currency transactions are included in net income. The conversion of Hong Kong dollars into U.S. dollars are based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this annual report were made at an average rate of HKD 7.8252 to USD 1.00 and HKD 7.8392 to USD 1.00 for FY 2024 and FY 2023, respectively.

Overview

We, through our Operating Subsidiaries, are a Hong Kong-based financial services provider principally engaged in the provision of (i) placing and underwriting services; (ii) securities dealing and brokerage services; (iii) asset management services; and (iv) investment advisory services. Our operation is carried out through our wholly-owned Operating Subsidiaries: a) I Win Securities, which is licensed to conduct Type 1 (dealing in securities) regulated activities under the SFO in Hong Kong, and b) I Win Asset Management, which is licensed to conduct Type 4 (advising on securities) and Type 9 (asset management) regulated activities under the SFO in Hong Kong. I Win Securities is the Stock Exchange Participant and holds one Stock Exchange Trading Right. I Win Securities is a participant of the HKSCC.

The table below sets forth the licenses obtained by our Operating Subsidiaries under the jurisdiction of Hong Kong.

License type and trading right	Entity name
HKSFC Type 1 License – Dealing in securities	I Win Securities
HKSFC Type 4 License – Advising on securities	I Win Asset Management
HKSFC Type 9 License – Asset management	I Win Asset Management
Stock Exchange Participants (Participant ID: 02092)	I Win Securities
HKSCC Participants (Participant ID: B02092)	I Win Securities

The service offerings of our Operating Subsidiaries mainly comprise the following:

●	Underwriting and Placing Services: I Win Securities acts as (i) book runner, lead manager, or underwriter of listing applicants in IPOs or other fundraising activities; and (ii) placing agent of listed companies in connection with their issuance or sale of securities, in return for underwriting and/or placing commission. I Win Securities also charges investors a brokerage commission when they subscribe for or acquire securities in respect of offerings of listed issuers who engaged I Win Securities to provide placing and underwriting services in respect of the relevant securities.

●	Securities Dealing and Brokerage Services: I Win Securities provides securities dealing and brokerage services for trading in securities on the Hong Kong Stock Exchange and in other overseas markets. I Win Securities also acts as an intermediary between buyers and sellers of securities listed on the Main Board and GEM of the Hong Kong Stock Exchange and facilitate the clients’ trading of securities listed on selected overseas stock exchanges, including the United States, in return for brokerage commission income. Ancillary to I Win Securities’ securities brokerage and dealing services, I Win Securities also provides nominee services, custodian services, scrip handling services and handling services for corporate actions to our brokerage clients. At the same time, I Win Securities also facilitates the subscriptions to IPOs and secondary placings, either conducted by Hong Kong issuers who engage I Win Securities for placing and underwriting services or conducted by other financial services providers in Hong Kong.

●	Advisory Services: We provide investment advisory services to our clients through I Win Securities, which is licensed with the SFC to carry on type 4 (advising on securities) regulated activity. We act as investment advisors to our clients and provide them with (i) investment advice incidental to our securities trading services; and (ii) investment consultancy and advisory whereby we render investment research and financial and investment related advisory services to our customers in return for a fixed monthly fee.

●	Asset Management Services: I Win Asset Management offers discretionary account management and fund management services that cater to different investment objectives of our Operating Subsidiaries’ clients.

Our revenues were US$1.4 million and US$3.3 million for the years ended March 31, 2024 and 2023, respectively. We recorded net loss of US$4.7 million and US$0.2 million for the years ended March 31, 2024 and 2023, respectively. We plan to keep our business growing by strengthening the securities brokerage, underwriting and placement services and develop our asset management business and margin financing services. Our diversified business portfolio allows our Operating Subsidiaries to create synergies between our business lines, generate new business opportunities for each business segment and provide integrated financial services to clients.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	A proven and experienced management team consisting of industry veterans;

●	Established and strong relationship with our clients and stable client base; and

●	Synergies among our different lines of services that generate diversified and stable sources of revenue.

Growth Strategies

Our business model and competitive strengths provide us with multiple avenues for growth. We intend to execute the following key strategies:

●	Strengthening our placing and underwriting services;’

●	Expanding our securities dealing and brokerage market presence in relation to the United States exchanges;

●	Developing our securities margin financing services;

●	Enhancing and developing our asset management business; and

●	Enhancing our IT systems.

Corporate History and Structure

Garden Stage Limited was incorporated on August 11, 2022 under the Cayman Islands law. Prior to the Reorganization as described below, we historically conducted our business through I Win Holdings Limited (“I Win Holdings HK”), a company incorporated under the laws of Hong Kong, and its subsidiaries, namely, I Win Securities Limited (“I Win Securities”) and I Win Asset Management Limited (“I Win Asset Management”), both incorporated under the laws of Hong Kong.

On November 10, 2016, I Win Securities has been established as a company with limited liability under the laws of Hong Kong and commenced our securities brokerage and underwriting and placing business. I Win Securities was licensed by the HKSFC to undertake Type 1 (dealing in securities) regulated activity on July 19, 2017. To expand our services into asset management services, on March 25, 2020, I Win Asset Management has been established as a company with limited liability under the laws of Hong Kong. I Win Asset Management obtained the relevant HKSFC licenses to undertake Type 4 (advising on securities) and Type 9 (asset management) regulated activities on January 25, 2021.

On March 25, 2020, I Win Holdings HK was also incorporated under the laws of Hong Kong as the holding company of I Win Securities and I Win Asset Management.

On June 6, 2022, HKSFC approved I Win Holdings HK to become the holding company of I Win Securities and I Win Asset Management. Subsequently, pursuant to the June 6, 2022 HKSFC approval, on June 24, 2022, I Win Holdings HK acquired 100% of the equity interest of I Win Securities and I Win Asset Management and became their holding company.

Pursuant to the Reorganization in April 2023 as described below, Garden Stage Limited have become the holding company of I Win Holdings HK and its subsidiaries. Upon completion of the Reorganization, our group of companies comprises Garden Stage Limited, 17 Uno Limited (“17 Uno BVI”), I Win Holdings HK, I Win Securities, and I Win Asset Management.

The Reorganization

We refer to all these following events as the “Reorganization”.

As part of the Reorganization, on August 11, 2022, we formed Garden Stage. Upon the incorporation of Garden Stage Limited on August 11, 2022, Garden Stage Limited issued 1 ordinary shares to Oriental Moon Tree Limited, for a consideration of US$1.00. On August 17, 2022, the wholly-owned British Virgin Islands subsidiary of Garden Stage, 17 Uno BVI was then incorporated on August 17, 2022, as the proposed intermediate holding of I Win Holdings HK as part of the Reorganization. On November 21, 2022, Garden Stage Limited executed a shareholder resolution to change the par value of the Ordinary Shares from US$1.00 to $0.0001, a 10,000 for 1 share subdivision (“Share Subdivision”). Upon the Share Subdivision, the one issued and outstanding Ordinary Share held by Oriental Moon Tree Limited was sub-divided into 10,000 Ordinary Shares of par value of US$0.0001 each. Pursuant to such resolution, the authorized share capital of Garden Stage Limited was US$50,000 divided into 500,000,000 Ordinary Shares with a nominal or par value of US$0.0001 each, in accordance with section 13 of the Cayman Islands Companies Act.

Since I Win Securities and I Win Asset Management are HKSFC-licensed corporations, prior approval from the HKSFC is required for any company or individual to become a holding company or the substantial shareholder of an HKSFC-licensed corporation. On September 2, 2022, the New Substantial Shareholder Application was submitted to the HKSFC, in which 17 Uno BVI, Garden Stage, and Oriental Moon Tree are to become the substantial shareholders of I Win Securities and I Win Asset Management. The HKSFC approvals were obtained on January 26, 2023 (the “January 26 HKSFC approval”).

Pursuant to the January 26 HKSFC approval, the Reorganization was completed in April 2023. Pursuant to the Reorganization, on April 3, 2023, Garden Stage acquired, through 17 Uno BVI, all of the issued equity interests of I Win Holdings HK, from the existing shareholders of I Win Holdings HK, namely, Courageous Wealth Limited, Lobster Financial Holdings Limited, Capital Hero Global Limited, Smark Holding Limited, and Gulu Gulu Limited, in cash consideration of HK$1,000 in aggregate. In April 2023, in connection with the Reorganization, Garden Stage Limited allotted and issued:

(a)	additional 80,000 Ordinary Shares at the par value of US$0.0001 to Oriental Moon Tree Limited on April 3, 2023; and

(b)	additional 11,385,000 Ordinary Shares at the par value of US$0.0001 to Oriental Moon Tree Limited on April 20, 2023.

Upon completion of the Reorganization, I Win Securities and I Win Asset Management, our Operating Subsidiaries, have become the indirect wholly-owned subsidiaries of Garden Stage through 17 Uno BVI and I Win Holding HK.

Pre-IPO Investment

On July 22, 2022, I Win Holdings HK entered into Investment Agreement with State Wisdom Holdings Limited (“State Wisdom Holdings”), as varied by the Supplemental Investment Agreement entered into on November 22, 2022 and a further Supplemental Investment Agreement entered into on April 3, 2023. Pursuant to aforesaid agreements, State Wisdom Holdings to acquire Ordinary Shares representing 5% of the entire issued share capital of Garden Stage Limited upon and at the time of the completion of the Reorganization, at a subscription consideration of HK$3,120,000 (approximately US$397,454), and I Win Holdings HK shall procure Garden Stage Limited to allot and issue the corresponding amount of Ordinary Shares of Garden Stage Limited to State Wisdom Holdings.

On July 22, 2022, I Win Holdings HK entered into Investment Agreement with Bliss Tone Limited (“Bliss Tone”), as varied by the Supplemental Investment Agreement entered into on November 22, 2022 and a further Supplemental Investment Agreement entered into on April 3, 2023. Pursuant to Investment Agreements, Bliss Tone to acquire Ordinary Shares of representing 5% of the entire issued share capital of Garden Stage Limited upon and at the time of the completion of the Reorganization, at a subscription consideration of HK$3,120,000 (approximately US$397,454), and I Win Holdings HK shall procure Garden Stage Limited to allot and issue the corresponding amount of Ordinary Shares of Garden Stage Limited to Bliss Tone.

According to Investment Agreements and Supplemental Investment Agreements between I Win Holdings HK, Bliss Tone, and State Wisdom Holdings, as part of the Reorganization, Garden Stage allotted and issued:

(a)	5,000 Ordinary Shares to State Wisdom Holdings on April 3, 2023;

(b)	5,000 Ordinary Shares to Bliss Tone on April 3, 2023;

(c)	632,500 Ordinary Shares to State Wisdom Holdings on April 20, 2023; and

(d)	632,500 Ordinary Shares to Bliss Tone on April 20, 2023.

The subscription of Ordinary Shares by State Wisdom Holdings and Bliss Tone were completed on April 20, 2023.

Initial Public Offering

On December 5, 2023, the Company closed its initial public offering of 2,500,000 Ordinary Shares at a public offering price of US$4.00 per Ordinary Share; and the underwriters to the Company’s initial public offering had exercised the Over-Allotment Option in full to purchase an additional 375,000 Ordinary Shares, on December 4, 2023, prior to the closing of the initial public offering. The gross proceeds received from the initial public offering totaled US$11.5 million. Company’s Ordinary Shares began trading on December 1, 2023 on the Nasdaq Capital Market under the ticker symbol “GSIW.”

Together with Company’s initial public offering, Bliss Tone Limited, State Wisdom Holdings Limited, and Oriental Moon Tree Limited, the existing shareholders of the Company, have registered the resale of up to 1,750,000 Ordinary Share pursuant to the registration statement on Form F-1 initially filed by the Company with the SEC on June 30, 2023 (File No. 333-273053), which was declared effective on November 30, 2023. Of which, Bliss Tone offered to sell 637,500 Ordinary Shares, State Wisdom Holdings Limited offered to sell 637,500 Ordinary Shares, and Oriental Moon Tree Limited offered to sell 475,500 Ordinary Shares.

Resale Offering by Oriental Moon Tree Limited

On August 9, 2024, the Company filed the registration statement on Form F-1 with the SEC (File No. 333-281427) (as amended, the “Resale Prospectus”), which was declared effective on August 27, 2024, for the Controlling Shareholder of the Company, Oriental Moon Tree Limited to register its existing shareholding of an aggregate of 1,750,000 Ordinary Shares to be sold pursuant to the Resale Prospectus.

Our Subsidiaries and Business Functions

The following diagram illustrates our corporate structure:

17 Uno BVI was incorporated under the laws of British Virgin Islands to be the intermediate holding company of I Win Holdings HK on August 17, 2022 as part of the Reorganization. I Win Holdings HK was incorporated under the laws of Hong Kong as the holding company of I Win Asset Management and I Win Securities on March 25, 2020. On June 6, 2022, HKSFC approved I Win Holdings HK to be the substantial shareholder of I Win Securities and I Win Asset Management. On June 24, 2022, I Win Holdings HK acquired 100% of the equity interest of I Win Securities and I Win Asset Management and has become their holding company.

I Win Securities was established in accordance with laws and regulations of Hong Kong on November 10, 2016. With a registered capital of HKD 15,000,000 (approximately US$1.9 million) currently, I Win Securities is a limited liability corporation licensed with HKSFC to undertake Type 1 (dealing in securities) regulated activity.

I Win Asset Management was established in accordance with laws and regulations of Hong Kong on March 25, 2020. With a registered capital of HKD 900,000 (approximately US$0.1 million) currently, I Win Asset Management is a limited liability corporation licensed with the HKSFC to undertake Type 4 (advising on securities) and Type 9 (asset management) regulated activities.

Regulatory Permissions to Operate Business and for the Offering of Securities to Foreign Investors

Save as disclosed below, other than those requisite for a domestic company in Hong Kong engaged in the same business, we are not required to obtain any additional permission from any Hong Kong authorities.

Save as disclosed below, as of the date of this prospectus, the Operating Subsidiaries have received from Hong Kong authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted by them in Hong Kong, and no permission or approval has been denied. Due to the licensing requirements of the HKSFC, I Win Securities and I Win Asset Management are required to obtain necessary licenses to conduct their business in Hong Kong and their business and responsible personnel are subject to the relevant laws and regulations and the respective rules of the HKSFC.

I Win Securities is currently licensed under the SFO to carry on Type 1 (dealing in securities) regulated activities in Hong Kong, and I Win Asset Management is currently licensed under the SFO to carry on Type 4 (advising on securities) and Type 9 (asset management) regulated activities in Hong Kong.

These licenses have no expiration date and will remain valid unless they are suspended, revoked, or canceled by the HKSFC. We pay standard governmental annual fees to the HKSFC and are subject to continuing regulatory obligations and requirements, including the maintenance of minimum paid-up share capital and liquid capital, maintenance of segregated accounts, and submission of audited accounts and other required documents, among others.

Up to the date of the prospectus, we and our Operating Subsidiaries had obtained all requisite licenses, permits and certificates necessary to conduct our operations and we had complied with all applicable laws, regulations, rules, codes and guidelines in Hong Kong in connection with our business and operation in all material respects. Neither we nor any of our subsidiaries are required to obtain any permission or approval from Hong Kong authorities to offer the securities of Garden Stage to investors. See “Item 4. Information on the Company - B. Business Overview - Regulation - Regulations Related to our Business Operation in Hong Kong.” in our 2024 Annual Report, which is incorporated herein by reference, for the detailed discussion in relation to the regulations we face to operate our business.

Regulatory Development in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between Mainland China and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operated in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time or may exert more oversight and control over the future offerings conducted overseas and/or foreign investment in issuers like us.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law, which, among other things, requires the relevant governmental authorities to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information, and to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over Mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China,” or “PRC Personal Information Protection Law,” or “PIPL”, which became effective on November 1, 2021. The PIPL stipulates the rules for cross-border provision of personal information and applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (1) such processing is for the purpose of providing products or services for natural persons within Mainland China, (2) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Prior to the cross-border provision of personal information of the natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information and information reception procedures, etc.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant PRC government authorities issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively to be referred as the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a Mainland China domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations. On December 28, 2021, the CAC jointly with the relevant authorities formally published the Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) provide that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Administrative Measures further stipulate the rules and requirements for overseas offering and listing conducted by PRC domestic companies. The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures of and submit the relevant information to CSRC, failing which we may be fined between RMB 1 million and RMB 10 million.

Garden Stage is a holding company incorporated in the Cayman Islands with operating entities solely based in Hong Kong, and it does not have any subsidiary or VIE in Mainland China or intend to acquire any equity interest in any domestic companies within Mainland China, nor is it controlled by any companies or individuals of Mainland China. Further, we are headquartered in Hong Kong with our officers and all members of the board of directors based in Hong Kong who are not Mainland China citizens and all of our revenues and profits are generated by our subsidiaries in Hong Kong.

As advised by Guangdong Wesley Law Firm, our counsel with respect to PRC legal matters, the Measures for Cybersecurity Review (2021), PRC Data Security Law, the PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures currently does not have an impact on our business, operations or this offering, and our operations in Hong Kong and future offerings in the United States are not subject to the review or prior approval of the CAC, the CSRC, or any other PRC regulatory authorities. Because: (i) our Hong Kong subsidiaries were incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures for Cybersecurity Review (2021), the PIPL, the Draft Overseas Listing Regulations and the Trial Administrative Measures do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiaries have in aggregate collected and stored personal information of less than one million users; (iii) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong, and we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, neither of our Operating Subsidiaries has been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we have not been notified by any authorities of being classified as an Operator. Moreover, as advised by Guangdong Wesley Law Firm, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by PRC government authorities, as advised by Guangdong Wesley Law Firm, neither we, nor our Operating Subsidiaries in Hong Kong are currently required to obtain any permission or approval from the PRC government authorities, including the CSRC and CAC, to operate our business, list on the U.S. exchanges, or offer the securities to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiaries have ever applied for any such permission or approval.

However, as further advised by Guangdong Wesley Law Firm, given the uncertainties arising from the PRC and Hong Kong legal systems, including uncertainties regarding the interpretation and enforcement of the PRC laws and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and other regulations. Since the Trial Administrative Measures was newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If any of our Operating Subsidiaries (i) does not receive or maintain such permissions or approvals, should the approval is required in the future by the PRC government, (ii) inadvertently concluded that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and any of our Operating Subsidiaries is required to obtain such permissions or approvals in the future, our operations and financial conditions could be materially adversely affected, and our ability to offer securities to investors could be significantly limited or completely hindered and the securities currently being offered may substantially decline in value and be worthless. In addition, if we do not receive or maintain our existing licenses, or we inadvertently conclude that governmental approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approval on a timely basis, we may be subject to governmental investigations, fines, penalties, orders to suspend operations and rectify any non-compliance, or prohibitions from conducting certain business or any financing, which could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause our securities to significantly decline in value or become worthless. See Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate — “All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to the PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws and regulations may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page 13, and “If we and/or our subsidiaries were to be required to obtain any permission or approval from or complete any filing procedure with the China Securities Regulatory Commission, the CAC, or other PRC governmental authorities in connection with the initial public offering (“IPO”) or future follow-on offerings under PRC laws, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected.” on page 15.

Transfers of Cash to and from Our Subsidiaries

In the fiscal years ended March 31, 2024 and 2023 and up to the date of this prospectus, no transfer of cash or other types of assets has been made between Garden Stage and its subsidiaries. Garden Stage has not declared or made any dividends or other distributions to its shareholders, including U.S. investors, as of the date of the prospectus, nor has any dividends or distributions been made by subsidiaries to Garden Stage, the Cayman Islands holding company in the fiscal years ended March 31, 2024 and 2023 and up to the date of this prospectus.

Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. Cash dividends on our Ordinary Shares, if any, will be paid in U.S. dollars.

For Garden Stage Limited to transfer cash to its subsidiaries, Garden Stage is permitted under the laws of the Cayman Islands to provide funding to its subsidiaries incorporated in the British Virgin Islands and Hong Kong through loans or capital contributions without restrictions on the amount of the funds. According to the BVI Business Companies Act 2004 (as revised), a British Virgin Islands company may make dividends distribution to the extent that immediately after the distribution, such company’s assets do not exceed its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions on foreign exchange and there are no limitations on the abilities of Garden Stage Limited to transfer cash to or from our subsidiaries or to investors under Hong Kong Law. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on any foreign exchange to transfer cash between Garden Stage Limited and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our subsidiaries to Garden Stage Limited and U.S. investors and amounts owed. Garden Stage has not established cash management policies that dictate how funds are transferred.

There are currently no such restrictions on foreign exchange or our ability to transfer cash or assets between Garden Stage Limited and its Operating Subsidiaries. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Operating Subsidiaries, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on Operating Subsidiaries’ ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Garden Stage or its Operating Subsidiaries in their transferring or distributing cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of the Operating Subsidiaries to pay dividends or make other distributions to Garden Stage could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends to U.S. investors, or otherwise fund and conduct our business.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments, in our Amended and Restated Memorandum and Articles of Association and in the Companies Act.

Holding Foreign Company Accountable Act

As more stringent standards have been imposed by the SEC and the Public Company Accounting Oversight Board, the PCAOB, our securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, which amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive “non-inspection” years instead of three and thus, reduces the time before our securities may be prohibited from trading or delisted. In December 2022, an omnibus spending bill was by Congress and later signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCAA from three consecutive years to two consecutive years. Pursuant to the HFCAA, on December 16, 2021, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

Our auditor prior to December 15, 2022, Friedman LLP (“Friedman”), had been inspected by the PCAOB on a regular basis in the audit period. Our auditor from December 15, 2022 to January 26, 2024, Marcum Asia CPAs LLP (“Marcum Asia”) is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our current auditor, J&S Associate PLT (“J&S”), is headquartered in Malaysia and subject to the inspections by the PCAOB. None of our current or previous auditors are subject to the Determination Report announced by the PCAOB on December 16, 2021.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, or the MOF, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong and as a result, PCAOB vacated its previous 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations if needed. In the event the PCAOB later determines that it is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the U.S. stock exchange. See “Risk Factors — Risks Related to Doing Business in Jurisdictions We Operate — The Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page 20. In addition, we cannot assure you that Nasdaq or other regulatory agencies will not apply additional or more stringent requirements to us. Such uncertainty could cause the market price of the Ordinary Shares to be materially and adversely affected.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Corporate Information

Our principal executive office is located at 30th Floor, China Insurance Group Building, 141 Des Voeux Road Central, Central, Hong Kong. Our telephone number at this address is +852 2688 6333. Our registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd., P.O. Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our websites are https://www.iwinsec.com and http://www.gardenstage-ky.com. The information contained on our websites is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations primarily through our subsidiaries in China.

Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate

All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to the PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of the PRC laws and regulations may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Our Operating Subsidiaries are located and operate their business in Hong Kong, a special administrative region of the PRC. Although a portion of our customers are individuals from Mainland China or companies that have shareholders and directors that are individuals from Mainland China, our Operating Subsidiaries does not have operations in Mainland China or is not regulated by any regulator in Mainland China. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remain regulatory and legal uncertainty with respect to the implementation of the PRC laws and regulations to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the PRC laws and regulations to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiaries in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons. In the event that we or our Hong Kong Operating Subsidiaries were to become subject to the PRC laws and regulations, it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to the operations in Hong Kong in the future, and we face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a companies like our Operating Subsidiaries and us, given the substantial operations of our Operating Subsidiaries in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiaries’ operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives of the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention;

●	cause devaluation of our securities or delisting; and,

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

The PRC government may intervene or influence the Hong Kong operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ operations in Hong Kong.

As a company mainly conducting business in Hong Kong, a special administrative region of China and our subsidiaries’ clients include mainland China residents, our subsidiaries’ business and our prospects, financial condition, and results of operations may be influenced to a significant degree by political, economic, and social conditions in China generally. The PRC government may intervene or influence the operations in mainland China of an offshore holding company at any time, which, if extended to our subsidiaries’ operations in Hong Kong, could result in a material adverse change to our subsidiaries’ operations. The PRC government has recently indicated an intent to exert more oversight and control over listings conducted overseas and/or foreign investment in issuers based in mainland China. For instance, on July 6, 2021, the relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, which emphasized the need to strengthen the supervision over overseas listings by companies in mainland China. We cannot assure you that the oversight will not be extended to companies operating in Hong Kong like us and any such action may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ Hong Kong operations, and damage our reputation.

Our subsidiaries’ business, our financial condition and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future PRC laws and regulations which may become applicable to our subsidiaries.

We have no operations in Mainland China. However, our Operating Subsidiaries are located and operate in Hong Kong, a special administrative region of the PRC, there is no guarantee that if certain existing or future PRC laws become applicable to our subsidiaries, it will not have a material adverse impact on our subsidiaries’ business, financial condition and results of operations and/or our ability to offer or continue to offer securities to investors.

Except for the Basic Law of the Hong Kong Special Region of the People’s Republic of China (“Basic Law”), national laws of mainland China (“National Laws”) do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National Laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. PRC laws and regulations relating to data protection, cyber security and the anti-monopoly have not been listed in Annex III and thus they may not apply directly to Hong Kong.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to our subsidiaries, we may be subject to the risks and uncertainties associated with the legal system in mainland China, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice. We may also become subject to the PRC laws and regulations to the extent our subsidiaries commence business and customer facing operations in mainland China as a result of any future acquisition, expansion or organic growth. There is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our operating subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

If we and/or our subsidiaries were to be required to comply with cybersecurity, data privacy, data protection, or any other PRC laws and regulations related to data and we and/or our subsidiaries cannot comply with such PRC laws and regulations, our subsidiaries’ business, financial condition, and results of operations may be materially and adversely affected.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other PRC laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization. These laws and regulations may restrict our subsidiaries’ business activities and require us and/or our subsidiaries to incur increased costs and efforts to comply, and any breach or noncompliance may subject us and/or our subsidiaries to proceedings against such entity(ies), damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our subsidiaries’ business and our financial condition and results of operations. As the laws and regulations related to cybersecurity, data privacy, and data protection in mainland China where our subsidiaries do not have operations are relatively new and evolving, and their interpretation and application may be uncertain, it is still unclear if we and/or our subsidiaries may become subject to such new laws and regulations.

The PRC Data Security Law, or the Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, it applies to data processing activities within the territory of mainland China as well as data processing activities conducted outside the territory of mainland China which jeopardize the national interest or the public interest of China or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this Annual Report, we do not have any operation or maintain any office or personnel in mainland China, and we have not conducted any data processing activities which may endanger the national interest or the public interest of China or the rights and interest of any Chinese organization and citizens. Therefore, we do not believe that the Data Security Law is applicable to us.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. According to Article 3 of the Personal Information Protection Law, it is applied not only to personal information processing activities carried out in the territory of mainland China but also to personal information processing activities outside the mainland China for the purpose of offering products or services to domestic natural persons in the territory of mainland China. The offending entities could be ordered to correct, or to suspend or terminate the provision of services, and face confiscation of illegal income, fines or other penalties. As our subsidiaries’ services are provided in Hong Kong, Cayman Islands, British Virgin Islands and the U.S. rather than in the mainland China to clients worldwide, including but not limited to clients of mainland China who visit our offices in these locations, we take the view that we and our subsidiaries are not subject to the Personal Information Protection Law.

On July 7, 2022, the CAC issued the Measures for Security Assessment of Outbound Data Transfer, or the Measures, which took effect on September 1, 2022. According to the Measures, in addition to the self-risk assessment requirement for provision of any data outside mainland China, a data processor shall apply to the competent cyberspace department for data security assessment and clearance of outbound data transfer in any of the following events: (i) outbound transfer of important data by a data processor; (ii) outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii) outbound transfer of personal information by a data processor which has made outbound transfers of more than one hundred thousand users’ personal information or more than ten thousand users’ sensitive personal information cumulatively since January 1 of the previous year; (iv) such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC. We and our subsidiaries have not collected, stored, or managed any personal information in mainland China. therefore, we believe that the Measures is not applicable to us.

However, given the recency of the issuance of the above PRC laws and regulations related to cybersecurity and data privacy, we and our subsidiaries still face uncertainties regarding the interpretation and implementation of these laws and regulations and we could not rule out the possibility that any PRC governmental authorities may subject us and/or our subsidiaries to such laws and regulations in the future. If they are deemed to be applicable to us and/or our subsidiaries, we cannot assure you that we and our subsidiaries will be compliant with such new regulations in all respects, and we and/or our subsidiaries may be ordered to rectify and terminate any actions that are deemed illegal by the PRC governmental authorities and become subject to fines and other government sanctions, which may materially and adversely affect our subsidiaries’ business and our financial condition and results of operations.

If we and/or our subsidiaries were to be required to obtain any permission or approval from or complete any filing procedure with the CSRC, the CAC, or other PRC governmental authorities in connection with the IPO or future follow-on offerings under PRC laws, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected.

The Cybersecurity Review Measures jointly promulgated by the CAC and other relevant PRC governmental authorities on December 28, 2021 required that, among others, “critical information infrastructure” or network platform operators holding over one million users’ personal information to apply for a cybersecurity review before any public offering on a foreign stock exchange. However, this regulation is recently issued and there remain substantial uncertainties about its interpretation and implementation.

We and our subsidiaries do not have any business operation or maintain any office or personnel in mainland China. Based on the assessment conducted by the management, we believe that we and our subsidiaries are not currently required to proactively apply to a cybersecurity review for our IPO or follow-on offerings overseas, on the basis that (i) our subsidiaries are incorporated in Hong Kong, the British Virgin Islands, and other jurisdictions outside of mainland China and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not maintain any office or personnel in mainland China; (ii) except for the Basic Law, the National Laws do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation, and National Laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong, and PRC laws and regulations relating to data protection and cyber security have not been listed in Annex III; (iii) our data processing activities are solely carried out by our overseas entities outside of mainland China for the purpose of offering products or services in Hong Kong and other jurisdictions outside of mainland China; (iv) we and our subsidiaries do not control more than one millions users’ personal information as of the date of this Annual Report; (v) we and our subsidiaries have not received any notice of identifying us as critical information infrastructure from any relevant PRC governmental authorities; and (vi) none of us or our subsidiaries have been informed by any PRC governmental authority of any requirement for a cybersecurity review.

Additionally, we believe that we and our subsidiaries are compliant with the regulations and policies that have been issued by the CAC to date and there was no material change to these regulations and policies since our IPO. However, regulatory requirements on cybersecurity and data security in the mainland China are constantly evolving and can be subject to varying interpretations or significant changes, which may result in uncertainties about the scope of our responsibilities in that regard, and there can be no assurance that the relevant PRC governmental authorities, including the CAC, would reach the same conclusion as us. We will closely monitor and assess the implementation and enforcement of the Cybersecurity Review Measures. If the Cybersecurity Review Measures mandates clearance of cybersecurity and/or data security regulators and other specific actions to be completed by companies like us, we may face uncertainties as to whether we can meet such requirements timely, or at all.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and five supporting guidelines, which took effect on March 31, 2023. The Trial Administrative Measures requires companies in mainland China that seek to offer and list securities overseas, both directly and indirectly, to fulfill the filing procedures with the CSRC. According to the Trial Administrative Measures, the determination of the “indirect overseas offering and listing by companies in mainland China” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by companies in mainland China; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (i) on or prior to the effective date of the Trial Administrative Measures, companies in mainland China that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges shall complete the filing before the completion of their overseas offering and listing; and (ii) companies in mainland China which, prior to the effective date of the Trial Administrative Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges and are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or stock exchange, but have not completed the indirect overseas listing, shall complete the overseas offering and listing before September 30,2023, and failure to complete the overseas listing within such six-month period will subject such companies to the filing requirements with the CSRC.

Based on the assessment conducted by the management, we are not subject to the Trial Administrative Measures, because we are incorporated in the Cayman Islands and our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and other regions outside of mainland China and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the Trial Administrative Measures and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form”. Since our IPO, there was no material change to these regulations and policies. If our offering, including the IPO and future follow-on offerings, and listing were later deemed as “indirect overseas offering and listing by companies in mainland China” under the Trial Administrative Measures, we may need to complete the filing procedures for our offering, including our IPO and future follow-on offerings, and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all.

Since these statements and regulatory actions are new, it is also highly uncertain in the interpretation and the enforcement of the above cybersecurity and overseas listing laws and regulation. There is no assurance that the relevant PRC governmental authorities would reach the same conclusion as us. If we and/or our subsidiaries are required to obtain approval or fillings from any governmental authorities, including the CAC and/or the CSRC, in connection with the listing or continued listing of our securities on a stock exchange outside of Hong Kong or mainland China, it is uncertain how long it will take for us and/or our subsidiaries to obtain such approval or complete such filing, and, even if we and our subsidiaries obtain such approval or complete such filing, the approval or filing could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from or complete the necessary filing procedure with the PRC governmental authorities to conduct offerings or list outside of Hong Kong or mainland China may subject us and/or our subsidiaries to sanctions imposed by the PRC governmental authorities, which could include fines and penalties, suspension of business, proceedings against us and/or our subsidiaries, and even fines on the controlling shareholder and other responsible persons, and our subsidiaries’ ability to conduct our business, our ability to invest into mainland China as foreign investments or accept foreign investments, or our ability to list on a U.S. or other overseas exchange may be restricted, and our subsidiaries’ business, and our reputation, financial condition, and results of operations may be materially and adversely affected.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws, and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiaries. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of our securities.

As one of the conditions for the handover of the sovereignty of Hong Kong to China, China accepted conditions such as Hong Kong’s Basic Law. The Basic Law ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if the PRC government attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiaries’ business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with the customers.

The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult to enforce in such jurisdictions. We are a company incorporated under the laws of the Cayman Islands.

We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, except for Mr. Kevin GUAN, who is a United States national and resident, all of other directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against the persons who are Hong Kong nationals or residents in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Travers Thorp Alberga, our counsel as to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. Travers Thorp Alberga has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As advised by our Hong Kong counsel, Stevenson, Wong & Co, there is uncertainty as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, but Hong Kong courts are unlikely to entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. The judgment of United States courts will not be directly enforced in Hong Kong.

As further advised by Stevenson, Wong & Co., there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

There are political risks associated with conducting business in Hong Kong.

All of our operations are in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiaries will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since all of our operations are based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, former U.S. President Donald Trump signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China or Hong Kong. The delisting of the Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

Our auditor prior to December 15, 2022, Friedman, had been inspected by the PCAOB on a regular basis in the audit period. Our auditor from December 15, 2022 to January 26, 2024, Marcum Asia is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our current auditor, J&S, is headquartered in Malaysia and subject to the inspections by the PCAOB. None of our current or previous auditors has been or is subject to the Determination Report announced by the PCAOB on December 16, 2021. We have no current intention of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. Furthermore, the PCAOB is able to inspect the audit workpapers of our Hong Kong subsidiaries, as such workpapers are electronic files possessed by our registered public accounting firms. However, if the PCAOB determines in the future that it cannot inspect or fully investigate our auditor at such future time, trading in our securities would be prohibited under the HFCA Act.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in China and Hong Kong and as a result, vacated its December 16, 2021 determination. However, uncertainties still exist as to whether the PCAOB will have continued access for complete inspections and investigations in the future. When the PCAOB reassesses its determinations in the future, it could still determine that it is unable to inspect and investigate completely accounting firms based in mainland China and Hong Kong. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. There can be no assurance that we will continue to be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong or if the PCAOB is not able to fully inspect any component of our auditor’s work papers in the future. Delisting of the Ordinary Shares would force holders of the Ordinary Shares to sell their Ordinary Shares. The market price of the Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The Hong Kong regulatory requirement of prior approval for the transfer of shares in excess of a certain threshold may restrict future takeovers and other transactions.

Section 132 of Securities and Futures Ordinance (Cap. 157 of the laws of Hong Kong) (the “SFO”) requires prior approval from the HKSFC for any company or individual to become a substantial shareholder of a HKSFC-licensed corporation in Hong Kong. Under the SFO, a person will be a “substantial shareholder” of a licensed company if he, either alone or with associates, has an interest in, or is entitled to control the exercise of, the voting power of more than 10% of the total number of issued shares of the licensed corporation, or exercises control of 35% or more of the voting power of a company that controls more than 10% of the voting power of the licensed company. Further, all potential parties who will be the new substantial shareholder(s) of the HKSFC-licensed subsidiaries, which are I Win Securities and I Win Asset Management, are required to seek prior approval from the HKSFC. This regulatory requirement may discourage, delay or prevent a change in control of Garden Stage, which could deprive the holders of our Ordinary Shares the opportunity to receive a premium for their Ordinary Shares as part of a future sale and may reduce the price of our Ordinary Shares upon the consummation of a future proposed business combination.

CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

Garden Stage Limited is an exempted company incorporated under the Companies Act (Revised) of the Cayman Islands, as amended (the “Cayman Islands Companies Act”). Under our amended and restated memorandum of association, we are authorized to issue 500,000,000 ordinary shares of $0.0001 par value per share. As of November 25, 2024, there are 15,625,000 ordinary shares issued and outstanding.

For a description of our Ordinary Shares, including the rights and obligations attached thereto, please refer to Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended March 31, 2024, which is incorporated by reference herein.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Garden Stage Limited. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of Garden Stage Limited, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of Garden Stage Limited; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our amended and restated memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades  or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

Please refer to “Item 10. Additional Information - E. Taxation” of our most recent annual report on Form 20-F which is herein incorporated by reference.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$15,000
Financial Industry Regulatory Authority fee	$15,000
Legal fees and expenses	$50,000
Total	$80,000

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since March 31, 2024.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands will be passed upon for us by Travers Thorp Alberga, our counsel as to Cayman Islands law. Ortoli Rosenstadt LLP may rely upon Travers Thorp Alberga with respect to matters governed by Cayman Islands law, may rely upon Guangdong Wesley Law Firm with respect to matters governed by PRC law, and may rely upon Stevenson, Wong & Co. with respect to matters governed by Hong Kong law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the years ended March 31, 2024, incorporated by reference in this prospectus have been so included in reliance on the report of J&S Associate PLT, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of &S Associate PLT is located at B-11-14, Megan Avenue II 12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia.

The consolidated financial statements as of and for the year ended March 31, 2023 incorporated by reference in this prospectus have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Penn Plaza Suite 830, New York, NY 10001.

The consolidated financial statements for the year ended March 31, 2022 incorporated by reference in this prospectus have been so included in reliance on the report of Friedman LLP an independent registered public accounting firm, given on their authority as experts in accounting and auditing. Friedman LLP was merged with Marcum LLP on September 1, 2022 and filed its application to withdraw the PCAOB registration on December 30, 2022.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands may have a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, except for Mr. Kevin GUAN, who is a United States national and resident, all of our other directors and officers are nationals or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or the persons who are nationals or residents of Hong Kong, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any State of the United States.

Hong Kong

As advised by our Hong Kong counsel, Stevenson, Wong & Co, there is uncertainty as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, but Hong Kong courts are unlikely to entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Further advised by Stevenson, Wong & Co., the judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

Cayman Islands

Travers Thorp Alberga, our counsel as to the laws of the Cayman Islands has advised us that there may be uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Travers Thorp Alberga has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

British Virgin Islands

The courts of the British Virgin Islands will not necessarily enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, the British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

We expect that in the event of a voluntary liquidation of the company, after payment of the liquidation costs and any sums then due to creditors, that the liquidator would distribute our remaining assets on a pari passu basis.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the BVI Business Companies Act of the British Virgin Islands (as revised from time to time).

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual report on Form 20-F for the fiscal year ended March 31, 2024, filed with the SEC on July 31, 2024;

●	our report of foreign private issuer on Form 6-K, furnished to the SEC on December 5, 2023, February 1, 2024, March 28, 2024, April 5, 2024 and January 24, 2025;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on November 30, 2023, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our March 31, 2024 Annual Report contains a description of our business primarily through our subsidiaries in Hong Kong and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Garden Stage Limited, 30th Floor, China Insurance Group Building, 141 Des Voeux Road Central, Central, Hong Kong; Tel: +852 2688 6333.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

3,193,550 Ordinary Shares

Garden Stage Limited

Prospectus Supplement

April 9, 2025